UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

AMENDMENT NO. 1

TO

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

VECTOR 21 HOLDINGS, INC.

(Exact name of the registrant as specified in its charter)

Delaware	88-1065560
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

9605 W. 49th Ave., #200, Wheat Ridge, CO 80033

  (Address of Principal Executive Offices and Zip Code)

303-422-8127

(Registrant's Telephone Number, Including Area Code)

Securities to be registered under Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:
N/A	N/A

Securities to be registered under Section 12(g) of the Act:

Common Stock, $0.0001 Par Value

(Title of Class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	X

		Emerging growth company	X

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Act.  ☐

ITEM 1: DESCRIPTION OF BUSINESS

Nature of Business

Vector 21 Holdings, Inc., a Delaware corporation, (“Vector 21”, “the Company”, “We", "Us" or “Our’) is a publicly quoted shell company seeking to merge with an entity with experienced management and opportunities for growth in return for shares of our common stock to create values for our shareholders. No potential merger candidate has been identified at this time.

Our History

Vector 21 was incorporated in Delaware on March 5, 2021.

Effective April 28, 2021, following a corporate reorganization as described below (‘the Holding Company Reorganization” or ‘the reverse recapitalization”), Vector 21 became the reorganized successor to Momentum Biofuels, Inc., a publicly quoted holding company that ceased operations in 2012.

Reorganization into a Holding Company Structure for Vector 21 Holdings, Inc., reorganization successor to Momentum Biofuels, Inc.

Effective March 10, 2021, Momentum Biofuels, Inc. (“Momentum Biofuels Colorado”), a Colorado corporation, redomiciled to Delaware by merging with its wholly owned subsidiary, Momentum Biofuels, Inc. (“Momentum Biofuels Delaware”), a Delaware corporation.

Momentum Biofuels Colorado ceased to exist as an independent legal entity following its merger with Momentum Biofuels Delaware.

The Board of Momentum Biofuels, Inc. has carefully considered the future of the corporation in a limited field of business, and the difficulty of raising a significant amount of capital for a startup, non-revenue company, and has determined that it is in the best interests of the shareholders and the company to accomplish a reorganization into a Holding Company Structure pursuant to Delaware General Corporation Laws, Section 251 (g), so that in its efforts to develop and acquire other businesses for the best interests of the shareholders, and the ultimate good of the corporation, it will have flexibility to branch into other areas of business, and the ability to raise capital for such other areas, and to expand the Board with expertise, and contacts, with new and broader business interests.

It formed three new companies in Delaware as subsidiaries, Momentum Biofuels, Inc. (of Delaware), MBF Ops, Inc. and Vector 21 Holdings, Inc. The relationship was that the three new companies were wholly owned subsidiaries with 1,000 shares of stock of each owned by Momentum Biofuels, Inc. (of Colorado). The holding company reorganization and disposition of the prior operations to be held in a subsidiary to be divested was the only way to clean up the debt picture of the Company.

Pursuant to the Delaware Holding Company formation statute, DGCL Section 251(g), Momentum Biofuels Delaware entered into an Agreement and Plan of Merger and Reorganization into a Holding Company with Vector 21 Holdings, Inc. (“Vector 21”) and MBF Ops, Inc. (“MBF Ops.”), both wholly-owned subsidiaries of Momentum Biofuels Delaware, effective April 28, 2021.

The Agreement and Plan of Merger and Reorganization into a Holding Company provided for the merger of Momentum Biofuels Delaware with, and into MBF Ops., with MBF Ops. being the surviving corporation in the merger, as a subsidiary to Vector 21.

Momentum Biofuels Delaware ceased to exist as an independent legal entity following its merger with MBF Ops. The divestiture of MBF Ops, Inc. was to eliminate the debt of Momentum Biofuels, Inc. which would have to be carried on the books under consolidation accounting of Vector 21 and subsidiaries. There were no assets or operations of MBF Ops, Inc. prior to the divestiture except for the shares of Vector 21 Holdings, Inc. issued as capital to MBF Ops, Inc.

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The shareholders of Momentum Biofuels Delaware were converted, by the holding company reorganization, under the Agreement, to shareholders of Vector 21 on a one for one basis pursuant to the Agreement and the Delaware Statute Sec. 251(g).

MBF Ops., the surviving company of the merger with Momentum Biofuels Delaware, became a wholly-owned subsidiary of Vector 21, the holding company.

Vector 21 became the parent holding company resulting under the Agreement, pursuant to Delaware General Corporation Law section 251(g), with its wholly owned subsidiary company, MBF Ops, the surviving company of the merger with Momentum Biofuels Delaware.

As a result of the Holding Company Reorganization, shareholders in the publicly quoted Momentum Biofuels Delaware, formerly the shareholders of Momentum Biofuels Colorado as of the date of the reorganization, became shareholders in the publicly quoted Vector 21.

MBF Ops, being the direct successor by the merger with Momentum Biofuels Delaware, became a subsidiary company of Vector 21.

Disposal of MBF Ops.

Effective June 28, 2021, Vector 21 disposed of 100% of the issued share capital of its sole subsidiary company, MBF Ops., to an unrelated third party. We made a $1,000 payment in cash to the Purchaser as an incentive to assume ownership and the Board authorized and approved to issue 50,000 (post-split) shares of our common stock to MBF Ops, Inc. as additional capital in the former subsidiary company which had no ongoing business or assets at the time of divestiture. These shares of common stock were approved in Board Minutes. The shares were valued at market value on the date of issuance. The shares were issued in August 2021. Tony Panasuk, an accountant, acquired the stock of MBF Ops, Inc. There was no prior relationship with Mr. Panasuk.

The Holding Company Reorganization has been accounted for so as to reflect the fact that both Momentum Biofuels Delaware and Vector 21 were under common control at the date of the Holding Company Reorganization.

To the best of the Company’s knowledge there are no risks associated with the divestiture of MBF Ops, Inc.

Reverse and Forward Stock Splits

Effective May 13, 2021, we completed:

-	a reverse stock split of our outstanding common stock, $0.0001 par value, on a one (1) post-split share for eight thousand (8,000) pre-split shares basis (and any fractional shares were to be rounded up to next whole share on a beneficial owner basis when DTCC provided information), and subsequently

-	a forward stock split of our post reverse split outstanding common stock, $0.0001 par value, on a one hundred (100) post-split shares for one (1) pre-split share basis.

As a result of the 8,000 : 1 reverse stock split described above, the number of issued and outstanding shares of the Company’s common stock was reduced from 123,224,444 to 15,815 (after adjustments for rounding up of fractional shares at the record owner level). No fractional shares were issued in connection with the reverse stock split. Instead, a holder of common stock who would otherwise be entitled to a fraction of a share was, in lieu thereof, entitled to receive a whole share of common stock, and beneficial owners (held in street name also received whole shares in a round up of any fractional shares).

As a result of the 1 : 100 forward stock split described above, the number of issued and outstanding shares of the Company’s common stock was increased to 1,647,200 after adjustments for fractional shares at the beneficial owner level at DTCC which resulted in 65,700 shares of balancing for fractional shares.

All share numbers in these financial statements have been retrospectively restated to reflect the impact of these

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reverse and forward stock splits.

Our current mailing address is 9605 W. 49th Ave., #200, Wheat Ridge, CO 80033 and our telephone number is 303-422-8127.

Reports to Security Holders

Upon effectiveness of this Registration Statement, we will be subject to the reporting requirements of Section 12(g) of the Exchange Act, and as such, we intend to file all required disclosures.

You may read and copy any materials we file with the SEC in the SEC’s Public Reference Section, Room 1580, 100 F Street N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Section by calling the SEC at 1-800-SEC-0330. Additionally, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which can be found at http://www.sec.gov.

Jumpstart Our Business Startups Act

We qualify as an “emerging growth company” as defined in Section 101 of the Jumpstart our Business Startups Act (“JOBS Act”) as we did not have more than $1,000,000,000 in annual gross revenue and did not have such amount as of June 30, 2021, our last fiscal year.

We may lose our status as an emerging growth company on the last day of our fiscal year during which (i) our annual gross revenue exceeds $1,000,000,000 or (ii) we issue more than $1,000,000,000 in non-convertible debt in a three-year period. We will lose our status as an emerging growth company if at any time we are deemed to be a large, accelerated filer. We will lose our status as an emerging growth company on the last day of our fiscal year following the fifth anniversary of the date of the first sale of common equity securities pursuant to an effective registration statement.

As an emerging growth company, we may take advantage of specified reduced reporting and other burdens that are otherwise applicable to generally reporting companies. These provisions include:

-	A requirement to have only two years of audited financial statement and only two years of related Management Discussion and Analysis Disclosures:

-	Reduced disclosure about the emerging growth company’s executive compensation arrangements; and

-	No non-binding advisory votes on executive compensation or golden parachute arrangements.

As an emerging growth company, we are exempt from Section 404(b) of the Sarbanes-Oxley Act of 2002 and Section 14A(a) and (b) of the Securities Exchange Act of 1934. Such sections are provided below:

Section 404(b) of the Sarbanes-Oxley Act of 2002 requires a public company’s auditor to attest to, and report on, management’s assessment of its internal controls.

Sections 14A(a) and (b) of the Securities and Exchange Act, implemented by Section 951 of the Dodd-Frank Act, require companies to hold shareholder advisory votes on executive compensation and golden parachute compensation.

We have already taken advantage of these reduced reporting burdens in this registration statement, which are also available to us as a smaller reporting company as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

As long as we qualify as an emerging growth company, we will not be required to comply with the requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002 and Section 14A(a) and (b) of the Securities Exchange Act of 1934.

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In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised accounting standards.  We are choosing to irrevocably opt in to the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the JOBS Act.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Form 10 contains forward-looking statements that may be affected by matters outside our control that could cause materially different results.

Some of the information in this Form 10 contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933. These statements express, or are based on, our expectations about future events. Forward-looking statements give our current expectations or forecasts of future events. Forward-looking statements generally can be identified by the use of forward-looking terminology, such as, "may", "will", "expect", "intend", "project", "estimate", "anticipate", "believe" or "continue" or the negative thereof or similar terminology. They include statements regarding our:

•	financial position,
•	business plans,
•	the future impact of the COVID-19 pandemic,
•	budgets,
•	amount, nature and timing of capital expenditures,
•	cash flow and anticipated liquidity,
•	future operations of unknown nature costs,
•	acquisition and development of other technology,
•	future demand for any products and services acquired,
•	operating costs and other expenses.

Although we believe the expectations and forecasts reflected in these and other forward-looking statements are reasonable, we can give no assurance they will prove to have been correct. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Factors that could cause actual results to differ materially from expected results are described under "Risk Factors" and include:

•	general economic conditions,
•	the future impact of the COVID-19 pandemic,
•	our cost of operations,
•	our ability to generate sufficient cash flows to operate,
•	availability of capital,
•	the strength and financial resources of our competitors,
•	our ability to find and retain skilled personnel, and
•	the lack of liquidity of our common stock.

Any of the factors listed above and other factors contained in this Form 10 could cause our actual results to differ materially from the results implied by these or any other forward-looking statements made by us or on our behalf. We cannot assure you that our future results will meet our expectations. When you consider these forward-looking statements, you should keep in mind these risk factors and the other cautionary statements in this Form 10. Our forward-looking statements speak only as of the date made.

General Business Plan

Our business plan to seek a merger has many uncertainties which pose risks to investors.

We intend to seek, investigate and, if such investigation warrants, acquire an interest in business opportunities presented to us by persons or firms which desire to seek the advantages of an issuer who has complied with the

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Securities Act of 1934 (the “1934 Act”). We will not restrict our search to any specific business, industry or geographical location, and we may participate in business ventures of virtually any nature. This discussion of our proposed business is purposefully general and is not meant to be restrictive of our unlimited discretion to search for and enter into potential business opportunities. We anticipate that we may be able to participate in only one potential business venture because of our lack of financial resources. We may seek a business opportunity with entities which have recently commenced operations, or that desire to utilize the public marketplace in order to raise additional capital in order to expand into new products or markets, to develop a new product or service, or for other corporate purposes. All of these activities have risk to investors including dilution and management.

We expect that the selection of a business opportunity will be complex. Due to general economic conditions, rapid technological advances being made in some industries and shortages of available capital, we believe that there are numerous firms seeking the benefits of an issuer who has complied with the 1934 Act. Such benefits may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for incentive stock options or similar benefits to key employees, providing liquidity (subject to restrictions of applicable statutes) for all stockholders and other factors. Potentially, available business opportunities may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex. We have, and will continue to have, essentially no assets to provide the owners of business opportunities. However, we will be able to offer owners of acquisition candidates the opportunity to acquire a controlling ownership interest in an issuer who has complied with the 1934 Act without incurring the cost and time required to conduct an initial public offering.

The analysis of new business opportunities will be undertaken by, or under the supervision of, our Board of Directors. We intend to concentrate on identifying preliminary prospective business opportunities which may be brought to our attention through present associations of our director, professional advisors or by our stockholders. In analyzing prospective business opportunities, we will consider such matters as (i) available technical, financial and managerial resources; (ii) working capital and other financial requirements; (iii) history of operations, if any, and prospects for the future; (iv) nature of present and expected competition; (v) quality, experience and depth of management services; (vi) potential for further research, development or exploration; (vii) specific risk factors not now foreseeable but that may be anticipated to impact the proposed activities of the company; (viii) potential for growth or expansion; (ix) potential for profit; (x) public recognition and acceptance of products, services or trades; (xi) name identification; and (xii) other factors that we consider relevant. As part of our investigation of the business opportunity, we expect to meet personally with management and key personnel. To the extent possible, we intend to utilize written reports and personal investigation to evaluate the above factors.

We will not acquire or merge with any company for which audited financial statements cannot be obtained within a reasonable period of time after closing of the proposed transaction, as required by SEC Rules and Regulations.

Acquisition Interest

In implementing a structure for a particular business acquisition, we may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another company or entity. We may also acquire stock or assets of an existing business. Upon consummation of a transaction, it is probable that our present management and stockholders will no longer be in control of us. In addition, our director s may, as part of the terms of the acquisition transaction, resign and be replaced by new directors without a vote of our stockholders, or sell their stock in us. Any such sale will only be made in compliance with the securities laws of the United States and any applicable state.

It is anticipated that any securities issued in any such reorganization would be issued in reliance upon exemption from registration under application federal and state securities laws. In some circumstances, as a negotiated element of the transaction, we may agree to register all or a part of such securities immediately after the transaction is consummated or at specified times thereafter. If such registration occurs, it will be undertaken by the surviving entity after it has successfully consummated a merger or acquisition and is no longer considered an inactive company.

The issuance of substantial additional securities and their potential sale into any trading market which may develop in our securities may have a depressive effect on the value of our securities in the future. There is no assurance that such a trading market will develop.

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While the actual terms of a transaction cannot be predicted, it is expected that the parties to any business transaction will find it desirable to avoid the creation of a taxable event and thereby structure the business transaction in a so-called “tax-free” reorganization under Sections 368(a)(1) or 351 of the Internal Revenue Code (the “Code”). In order to obtain tax-free treatment under the Code, it may be necessary for the owner of the acquired business to own 80% or more of the voting stock of the surviving entity. In such event, our stockholders would retain less than 20% of the issued and outstanding shares of the surviving entity. This would result in significant dilution in the equity of our stockholders.

With respect to any merger or acquisition, and depending upon, among other things, the target company’s assets and liabilities, our stockholders will in all likelihood hold a substantially lesser percentage ownership interest in us following any merger or acquisition. The percentage ownership may be subject to significant reduction in the event we acquire a target company with assets and expectations of growth. Any merger or acquisition can be expected to have a significant dilutive effect on the percentage of shares held by our stockholders.

We will participate in a business opportunity only after the negotiation and execution of appropriate written business agreements. Although the terms of such agreements cannot be predicted, generally we anticipate that such agreements will (i) require specific representations and warranties by all of the parties; (ii) specify certain events of default; (iii) detail the terms of closing and the conditions which must be satisfied by each of the parties prior to and after such closing; (iv) outline the manner of bearing costs, including costs associated with the Company’s attorneys and accountants; (v) set forth remedies on defaults; and (vi) include miscellaneous other terms.

As stated above, we will not acquire or merge with any entity which cannot provide independent audited financial statements within a reasonable period of time after closing of the proposed transaction. If such audited financial statements are not available at closing, or within time parameters necessary to insure our compliance within the requirements of the 1934 Act, or if the audited financial statements provided do not conform to the representations made by that business to be acquired, the definitive closing documents will provide that the proposed transaction will be voidable, at the discretion of our present management. If such transaction is voided, the definitive closing documents will also contain a provision providing for reimbursement for our costs associated with the proposed transaction.

Competition

We believe we are an insignificant participant among the firms which engage in the acquisition of business opportunities. There are many established venture capital and financial concerns that have significantly greater financial and personnel resources and technical expertise than we have. In view of our limited financial resources and limited management availability, we will continue to be at a significant competitive disadvantage compared to our competitors.

Investment Company Act 1940

Although we will be subject to regulation under the Securities Act of 1933, as amended, and the 1934 Act, we believe we will not be subject to regulation under the Investment Company Act of 1940 (the “1940 Act”) insofar as we will not be engaged in the business of investing or trading in securities. In the event we engage in business combinations that result in us holding passive investment interests in a number of entities, we could be subject to regulation under the 1940 Act. In such event, we would be required to register as an investment company and incur significant registration and compliance costs. We have obtained no formal determination from the SEC as to our status under the 1940 Act and, consequently, any violation of the 1940 Act would subject us to material adverse consequences. We believe that, currently, we are exempt under Regulation 3a-2 of the 1940 Act.

Intellectual Property

We have not and do not own any intellectual property.

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Employees

We presently have no full time executive, operational or clerical staff.

We operate with three directors and two officers who provide their services to us on a part time basis:

Calvin D. Smiley, Sr. is our Chief Executive Officer, President, Acting Chief Financial Officer and a director;

Michael A. Littman is our Secretary and director; and

Redgie Green is a director.

Revenue

We have not recorded any revenues from the period from March 5, 2021 (Inception) to June 30, 2021, nor for the period from June 30, 2021 through the date of this filing.

Factors Effecting Future Performance

Our goal is to obtain debt and/or equity finance to meet our ongoing operating expenses and attempt to merge with another entity with experienced management and opportunities for growth in return for shares of our common stock to create value for our shareholders.

Although there is no assurance that this series of events will be successfully completed, we believe we can successfully complete an acquisition or merger which will enable us to continue as a going concern.

Any acquisition or merger will most likely be dilutive to our existing stockholders.

The factors affecting our future performance are listed and explained below under the section “Risk Factors” below:

ITEM 1A: RISK FACTORS

Our plan of operation is to obtain debt or equity finance to meet our ongoing operating expenses and attempt to merge with another entity with experienced management and opportunities for growth in return for shares of our common stock to create value for our shareholders. There can be no assurance that any of the events can be successfully completed, that any such business will be identified or that any stockholder will realize any return on their shares after such a transaction has been completed. In particular, there is no assurance that any such business will be located or that any stockholder will realize any return on their shares after such a transaction. Any merger or acquisition completed by us can be expected to have a significant dilutive effect on the percentage of shares held by our current stockholders.

We believe we are an insignificant participant among the firms which engage in the acquisition of business opportunities. There are many established venture capital and financial concerns that have significantly greater financial and personnel resources and technical expertise than we have. In view of our limited financial resources and limited management availability, we will continue to be at a significant competitive disadvantage compared to our competitors.

You should be aware that there are various risks associated with our business, including the risks discussed below. You should carefully consider these risk factors, as well as the other information contained in this Registration Statement, in evaluating our business and us.

Our business is to seek to raise the debt and/or equity to meet our ongoing operating expenses and attempt to merge with another entity with experienced management and opportunities for growth in return for shares of our common stock to create value for our shareholders. There can be no assurance that this series of events will be successfully completed or that any stockholder will realize any return on their shares after the new business plan has been implemented.

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RISKS RELATED TO OUR COMPANY

WE HAVE A SHAREHOLDERS’ DEFICIT AND ANTICIPATE FUTURE LOSSES

As of June 30, 2021, we had a stockholders’ deficit of $16,412. As of December 31, 2021, our stockholders’ deficit was $41,562.

Future losses are likely to occur as, until we have opportunities for growth in return for shares of our common stock to create value for our shareholders as we have no sources of income to meet our operating expenses. As a result of these, among other factors, we received from our registered independent public accountants in their report for the financial statements for the year ended June 30, 2021, an explanatory paragraph stating that there is substantial doubt about our ability to continue as a going concern.

OUR EXISTING FINANCIAL RESOURCES ARE INSUFFICIENT TO MEET OUR ONGOING OPERATING EXPENSES

We have no sources of income at this time and no existing cash balances to meet our ongoing operating expenses. In the short term, unless we are able to raise additional debt and/or equity we shall be unable to meet our ongoing operating expenses. On a longer-term basis, we intend to raise the debt and/or equity to meet our ongoing operating expenses and merge with another entity with experienced management and opportunities for growth in return for shares of our common stock to create value for our shareholders. There can be no assurance that this series of events will be successfully completed.

WE INTEND TO PURSUE THE ACQUISITION OF AN OPERATING BUSINESS

Our sole strategy is to acquire an operating business. Successful implementation of this strategy depends on our ability to identify a suitable acquisition candidate, acquire such company on acceptable terms and integrate its operations. In pursuing acquisition opportunities, we compete with other companies with similar strategies. Competition for acquisition targets may result in increased prices of acquisition targets and a diminished pool of companies available for acquisition. Acquisitions involve a number of other risks, including risks of acquiring undisclosed or undesired liabilities, acquired in-process technology, stock compensation expense, diversion of management attention, potential disputes with the seller of one or more acquired entities and possible failure to retain key acquired personnel. Any acquired entity or assets may not perform relative to our expectations. Our ability to meet these challenges has not been established.

SCARCITY OF, AND COMPETITION FOR, BUSINESS OPPORTUNITIES AND COMBINATIONS

We believe we are an insignificant participant among the firms which engage in the acquisition of business opportunities. There are many established venture capital and financial concerns that have significantly greater financial and personnel resources and technical expertise than we have. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than us and, consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. Moreover, we will also compete in seeking merger or acquisition candidates with numerous other small public companies. In view of our limited financial resources and limited management availability, we will continue to be at a significant competitive disadvantage compared to our competitors.

WE HAVE NOT EXECUTED ANY FORMAL AGREEMENT FOR A BUSINESS COMBINATION OR OTHER TRANSACTION AND HAVE ESTABLISHED NO STANDARDS FOR BUSINESS COMBINATIONS

We have not executed any formal arrangement, agreement or understanding with respect to engaging in a merger with, joint venture with or acquisition of a private or public entity. There can be no assurance that we will be successful in identifying and evaluating suitable business opportunities or in concluding a business combination. We have not identified any particular industry or specific business within an industry for evaluation. There is no assurance we will be able to negotiate a business combination on terms favorable, if at all. We have not established a

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specific length of operating history or specified level of earnings, assets, net worth or other criteria which we will require a target business opportunity to have achieved, and without which we would not consider a business combination. Accordingly, we may enter into a business combination with a business opportunity having no significant operating history, losses, limited or no potential for earnings, limited assets, negative net worth or other negative characteristics.

WE MAY BE NEGATIVELY AFFECTED BY THE COVID-19 PANDEMIC

We have not commenced operations as yet and consequently have not been directly impacted by the Covid-19 outbreak at this time. However, the detrimental effect of the Covid-19 outbreak on the economy as a whole may have a detrimental impact on our ability to raise funding and identify an entity to merge with for the foreseeable future. We are unable to predict with any certainty the ultimate impact Covid-19 outbreak on our plans at this time.

WE MAY BE NEGATIVELY AFFECTED BY ADVERSE GENERAL ECONOMIC CONDITIONS

Current conditions in domestic and global economies are extremely uncertain. Adverse changes may occur as a result of softening global economies, wavering consumer confidence caused by the threat of terrorism and war, and other factors capable of affecting economic conditions. Such changes could have a material adverse effect on our business, financial condition, and results of operations.

BECAUSE OUR PRINCIPAL SHAREHOLDER CONTROLS OUR ACTIVITIES, HE MAY CAUSE US TO ACT IN A MANNER THAT IS MOST BENEFICIAL TO HIMSELF AND NOT TO OTHER SHAREHOLDERS WHICH COULD CAUSE US NOT TO TAKE ACTIONS THAT OUTSIDE INVESTORS MIGHT VIEW FAVORABLY

Our principal shareholder owns approximately 56% of our outstanding common stock. As a result, he effectively controls all matters requiring stockholder approval, including the election of directors, the approval of significant corporate transactions, such as mergers and related party transaction. This insider also has the ability to delay or perhaps even block, by his ownership of our stock, an unsolicited tender offer. This concentration of ownership could have the effect of delaying, deterring or preventing a change in control of our Company that you might view favorably.

OUR DIRECTORS MAY HAVE CONFLICTS OF INTEREST WHICH MAY NOT BE RESOLVED FAVORABLY TO US.

Certain conflicts of interest may exist between our directors and us. Our directors have other business interests to which they devote their attention and may be expected to continue to do so although management time should be devoted to our business. As a result, conflicts of interest may arise that can be resolved only through exercise of such judgment as is consistent with fiduciary duties to us. See "Directors and Executive Officers" (page 26 below), and "Conflicts of Interest." (page 30 below).

WE MAY DEPEND UPON OUTSIDE ADVISORS WHO MAY NOT BE AVAILABLE ON REASONABLE TERMS AND AS NEEDED.

To supplement the business experience of our officers and directors, we may be required to employ accountants, technical experts, appraisers, attorneys, or other consultants or advisors. Our Board without any input from stockholders will make the selection of any such advisors. Furthermore, it is anticipated that such persons may be engaged on an "as needed" basis without a continuing fiduciary or other obligation to us. In the event we consider it necessary to hire outside advisors, we may elect to hire persons who are affiliates, if they are able to provide the required services.

WE ARE NOT A REPORTING COMPANY AT THIS TIME BUT WILL BECOME ONE DUE TO THE FILING OF THIS FORM 10.

Upon the successful filing of this Form 10, we will be subject to the reporting requirements under the Securities and Exchange Act of 1934. As a result, shareholders will have access to the information required to be reported by

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publicly held companies under the Exchange Act and the regulations thereunder. We intend to provide our shareholders with quarterly unaudited reports and annual reports containing financial information prepared in accordance with generally accepted accounting principles audited by independent certified public accountants and intend to register under the Securities Exchange Act, Section12(g). There can be no assurance that we shall be able to file this Form 10 successfully or that we shall become a reporting company.

WE ARE AN “EMERGING GROWTH COMPANY,” AND ANY DECISION ON OUR PART TO COMPLY ONLY WITH CERTAIN REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO “EMERGING GROWTH COMPANIES” COULD MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS.

We are an “emerging growth company,” as defined in the JOBS Act, and, for as long as we continue to be an “emerging growth company,” we expect and fully intend to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)2(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to opt in to the extended transition period for complying with the revised accounting standards. We have elected to rely on these exemptions and reduced disclosure requirements applicable to “emerging growth companies” and expect to continue to do so.

WE MAY NOT BE ABLE TO MEET THE FILING AND INTERNAL CONTROL REPORTING REQUIREMENTS IMPOSED BY THE SEC WHICH MAY RESULT IN A DECLINE IN THE PRICE OF OUR COMMON SHARES AND AN INABILITY TO OBTAIN FUTURE FINANCING.

As directed by Section 404 of the Sarbanes-Oxley Act, as amended by SEC Release No. 33-8934 on June 26, 2008, the SEC adopted rules requiring each public company to include a report of management on the company’s internal controls over financial reporting in its annual reports. In addition, the independent registered public accounting firm auditing a company’s financial statements may have to also attest to and report on management’s assessment of the effectiveness of the company’s internal controls over financial reporting. We may be required to include a report of management on its internal control over financial reporting. The internal control report must include a statement:

•	Of management’s responsibility for establishing and maintaining adequate internal control over its financial reporting;

•	Of management’s assessment of the effectiveness of its internal control over financial reporting as of year-end; and

•	Of the framework used by management to evaluate the effectiveness of our internal control over financial reporting.

Furthermore, our independent registered public accounting firm may be required to file its attestation on whether it believes that we have maintained, in all material respects, effective internal control over financial reporting.

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REPORTING REQUIREMENTS UNDER THE EXCHANGE ACT AND COMPLIANCE WITH THE SARBANES-OXLEY ACT OF 2002, INCLUDING ESTABLISHING AND MAINTAINING ACCEPTABLE INTERNAL CONTROLS OVER FINANCIAL REPORTING, ARE COSTLY AND MAY INCREASE SUBSTANTIALLY.

The rules and regulations of the SEC require a public company to prepare and file periodic reports under the Exchange Act, which will require that the Company engage legal, accounting, auditing and other professional services. The engagement of such services is costly. Additionally, the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) requires, among other things, that we design, implement and maintain adequate internal controls and procedures over financial reporting. The costs of complying with the Sarbanes-Oxley Act and the limited technically qualified personnel we have may make it difficult for us to design, implement and maintain adequate internal controls over financial reporting. In the event that we fail to maintain an effective system of internal controls or discover material weaknesses in our internal controls, we may not be able to produce reliable financial reports or report fraud, which may harm our overall financial condition and result in loss of investor confidence and a decline in our share price.

As a public company, we will be subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act of 2010 and other applicable securities rules and regulations. Despite recent reforms made possible by the JOBS Act, compliance with these rules and regulations will nonetheless increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources, particularly after we are no longer an “emerging growth company.” The Exchange Act requires, among other things, that we file annual, quarterly, and current reports with respect to our business and operating results.

We are working with our legal, accounting and financial advisors to identify those areas in which changes should be made to our financial and management control systems to manage our growth and our obligations as a public company. These areas include corporate governance, corporate control, disclosure controls and procedures and financial reporting and accounting systems. We have made, and will continue to make, changes in these and other areas. However, we anticipate that the expenses that will be required in order to adequately prepare for being a public company could be material. We estimate that the aggregate cost of increased legal services; accounting and audit functions; personnel, such as a chief financial officer familiar with the obligations of public company reporting; consultants to design and implement internal controls; and financial printing alone will be a few hundred thousand dollars per year and could be several hundred thousand dollars per year. In addition, if and when we retain independent directors and/or additional members of senior management, we may incur additional expenses related to director compensation and/or premiums for directors’ and officers’ liability insurance, the costs of which we cannot estimate at this time. We may also incur additional expenses associated with investor relations and similar functions, the cost of which we also cannot estimate at this time. However, these additional expenses individually, or in the aggregate, may also be material.

In addition, being a public company could make it more difficult or more costly for us to obtain certain types of insurance, including directors’ and officers’ liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. The impact of these events could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees or as executive officers.

The increased costs associated with operating as a public company may decrease our net income or increase our net loss and may cause us to reduce costs in other areas of our business or increase the prices of our products or services to offset the effect of such increased costs. Additionally, if these requirements divert our management’s attention from other business concerns, they could have a material adverse effect on our business, financial condition and results of operations.

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THE JOBS ACT ALLOWS US TO DELAY THE ADOPTION OF NEW OR REVISED ACCOUNTING STANDARDS THAT HAVE DIFFERENT EFFECTIVE DATES FOR PUBLIC AND PRIVATE COMPANIES.

Since, we have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act, this election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

WE HAVE A MATERIAL WEAKNESS IN OUR CONTROLS AND PROCEDURES

We have conducted an evaluation of our internal control over financial reporting based on the framework in “Internal Control Integrated Framework” issued by the Committee of Sponsoring Organizations for the Treadway Commission (“COSO”) and published in 2013, and subsequent guidance prepared by COSO specifically for smaller public companies. Based on that evaluation, management concluded that our internal control over financial reporting was not sufficient as of June 30, 2021 for the reasons discussed below:

A significant deficiency is a deficiency, or combination of deficiencies in internal control over financial reporting, that adversely affects the entity’s ability to initiate, authorize, record, process, or report financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the entity’s financial statements that is more than inconsequential will not be prevented or detected by the entity’s internal control.

A material weakness is a deficiency or a combination of deficiencies in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the annual or interim consolidated financial statements will not be prevented or detected on a timely basis.

Management identified the following material weakness and significant deficiencies in its assessment of the effectiveness of internal control over financial reporting as of June 30, 2021:

•	The Company did not maintain effective controls over certain aspects of the financial reporting process because we lacked personnel with accounting expertise to meet our financial reporting requirements.

•	Material Weakness – Inadequate segregation of duties.

The management of the Company believes that these material weaknesses will remain until such time that the Company has the resources to increase the number of personnel committed to the performance of its financial duties that such weaknesses can be specifically addressed. This will include, but not limited to, the following:

•	Hiring of additional personnel to adequately segregate financial reporting duties.

•	The retention of outside consultants to review our controls and procedures.

IF WE PURSUE OUR OBJECTIVES OF EXPANDING OUR OPERATIONS THROUGH ACQUISITIONS, WE MAY BE UNABLE TO SUCCESSFULLY MANAGE THOSE ACQUISITIONS.

In connection with our anticipated acquisitions and new market expansion, we may face risks commonly encountered with growth through acquisitions and expansions. These risks include the incurrence of higher than anticipated capital expenditures and operating expenses, the adverse impact on our ongoing business resulting from greater attention of management to the acquired businesses or new market operations and difficulties encountered in integrating the operations and personnel of the acquired business. There can be no assurance that we will be successful in overcoming these risks or any other problems encountered with acquisitions or expansions. To the extent the Company does not successfully avoid or overcome the risks or problems related to its acquisitions or expansions, the Company's results of operations and financial condition could be adversely affected.

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To the extent that the Company expands into new markets or through acquisition, it will need to employ or consult with personnel that are knowledgeable in such markets. In addition, the success of any particular acquisition may be significantly dependent on retaining key members of the acquired company's existing management. There can be no assurance that the Company will be able to employ or retain the necessary personnel, that the Company will be able to successfully implement its management process and culture with local management or that the Company's expansion efforts will be successful.

WE ARE DEPENDENT ON THE EFFORTS OF OUR MANAGEMENT TEAM TO CONTINUE OUR OPERATIONS.

The Company's future success depends on the continued services of its executive and senior officers, especially our President, Calvin D. Smiley, Sr. and our Secretary, Michael A. Littman. The loss of the services of one or more key personnel could have a material adverse effect upon the Company's operations. The Company's success also depends on its ability to attract and retain qualified personnel. There can be no assurances that the Company will be successful in attracting and retaining such personnel.

RISKS RELATED TO OUR SECURITIES

THERE IS A VERY LIMITED TRADING MARKET FOR OUR COMMON STOCK AND INVESTORS ARE NOT ASSURED OF THE OPPORTUNITY TO SELL THEIR STOCK, SHOULD THEY DESIRE TO DO SO.

Our common stock currently trades on the OTC Pink Sheets as “VHLD.” However, that stock has traded in very limited quantities in the past few years. We believe a significant factor in the limited market is our limited capitalization and liquidity, results of operation and the characterization of our stock as a “penny stock.” We hope to remedy our financial condition and results of operation in the future. This, in turn, may assist us in obtaining listing of our stock on the OTCQB, Nasdaq or NYSE/American Exchange. However, there is no assurance that any of these objectives will be met or that the market will ever increase to a point where investors could sell their stock at a desirable price, should they desire to do so.

WE HAVE HAD A "CAVEAT EMPTOR" DESIGNATION FOR OUR COMMON STOCK ON THE OTC MARKETS WEBSITE FOR SOME TIME NOW, AND THIS DESIGNATION CREATES A SIGNIFICANT IMPEDIMENT TO ANY INVESTOR OR SHAREHOLDER WHO MAY TRY TO BUY, SELL AND TRADE OUR STOCK.

OTC Markets has designated our stock as "Caveat Emptor" (i.e. buyer beware) which means that few if any stockbrokers will handle buy or sell orders or allow the trading of the stock, by investors or shareholders due to the designation. OTC Markets Group has discontinued the public display of quotes for our securities due to the Caveat Emptor designation. The Company is unable to determine when or if the designation will be removed by OTC Markets.  What this means is that if one owns the stock, while the "Caveat Emptor" designation remains, it may be almost impossible to sell the shares, resulting in no liquidity, and it may be impossible for buyers to buy, as the brokerage firms will not execute orders for penny stocks with "Caveat Emptor" designations.  Our stock will essentially have no liquidity while the designator exists.

REDUCTION OF PERCENTAGE SHARE OWNERSHIP FOLLOWING BUSINESS COMBINATION AND DILUTION TO STOCKHOLDERS

Our primary plan of operation is based upon a business combination with a private concern which, in all likelihood, would result in us issuing securities to stockholders of such private company. The issuance of previously authorized and unissued shares of our common stock would result in reduction in percentage of shares owned by present and prospective stockholders and may result in a change in control or management. In addition, any merger or acquisition can be expected to have a significant dilutive effect on the percentage of the shares held our stockholders.

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THE REGULATION OF PENNY STOCKS BY SEC AND NASD MAY HAVE AN EFFECT ON THE TRADABILITY OF OUR SECURITIES.

Our securities are currently quoted on the OTC PINK as “VHLD.” Our shares are subject to a Securities and Exchange Commission rule that imposes special sales practice requirements upon broker-dealers who sell such securities to persons other than established customers or accredited investors. For purposes of the rule, the phrase "accredited investors" means, in general terms, institutions with assets in excess of $5,000,000, or individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, when combined with a spouse's income, exceeds $300,000).

For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of broker-dealers to sell our securities and also may affect the ability of purchasers in this offering to sell their securities in any market that might develop therefore.

In addition, the Securities and Exchange Commission has adopted a number of rules to regulate "penny stocks." Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Securities and Exchange Act of 1934, as amended. Because our securities constitute "penny stocks" within the meaning of the rules, the rules would apply to us and to our securities. The rules may further affect the ability of owners of Shares to sell our securities in any market that might develop for them.

Shareholders should be aware that, according to Securities and Exchange Commission, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) "boiler room" practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

The shares of our common stock may be thinly-traded on the Pink Sheets, meaning that the number of persons interested in purchasing our shares of common stock at or near ask prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven, early stage company such as ours or purchase or recommend the purchase of our shares of common stock until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares of common stock is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on Securities price.

OUR STOCK IS GOING TO BE CLASSIFIED UNDER THE “SHELL” STATUS OF RULE 144(i) AND WILL NOT BE TRADEABLE EXCEPT UNDER LIMITED CIRCUMSTANCES.

Until and unless the Company meets certain criteria under Rule 144(i), our shares will not be tradeable for 1 year after we are no longer a “shell” defined as having minimal operations, and cash assets only, unless we file and pursue to effectiveness an Offering Statement on Form 1-A or a Registration Statement on Form S-1. We also must remain current in our SEC filings under Section 13(a) of the Securities Exchange Act.

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OUR STOCK WILL IN ALL LIKELIHOOD BE THINLY TRADED AND AS A RESULT YOU MAY BE UNABLE TO SELL AT OR NEAR ASK PRICES OR AT ALL IF YOU NEED TO LIQUIDATE YOUR SHARES.

We cannot give you any assurance that a broader or more active public trading market for our shares of Common Stock will develop or be sustained, or that any trading levels will be sustained. Due to these conditions, we can give investors no assurance that they will be able to sell their shares of common stock at or near ask prices or at all if you need money or otherwise desire to liquidate your shares of common stock of our Company.

RULE 144 SALES IN THE FUTURE MAY HAVE A DEPRESSIVE EFFECT ON OUR STOCK PRICE.

All of the outstanding shares of common stock held by our present officers, directors, and affiliate stockholders are "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended. As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. Rule 144 provides in essence that a person who has held restricted securities for one year may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1.0% of a company's outstanding common stock or the average weekly trading volume during the four calendar weeks prior to the sale. There is no limit on the amount of restricted securities that may be sold by a nonaffiliate after the owner has held the restricted securities for a period of two years. A sale under Rule 144 or under any other exemption from the Act, may have a depressive effect upon the price of the common stock in any market that may develop.

RULE 144(I) ESTABLISHED THE UNAVAILABILITY OF THE RULE 144 RESALE EXEMPTION TO SECURITIES OF ISSUERS WITH NO OR NOMINAL OPERATIONS AND NO OR NOMINAL NON-CASH ASSETS.

Rule 144 is not available for the resale of securities initially issued by an issuer that has no or nominal operations and either: no or nominal assets; Assets consisting solely of cash and cash equivalents; or Assets consisting of any amount of cash and cash equivalents and nominal other assets; or an issuer that has been at any time previously an issuer described above. However, if the issuer of the securities previously had been an issuer described above, but has ceased to be shell company; is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act; has filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and has filed current “Form 10 information” with the Commission reflecting its status as an entity that is no longer a shell, then those securities may be sold after one year has elapsed from the date that the issuer filed “Form 10 information” with the SEC.

THE PRICE OF OUR COMMON STOCK COULD BE HIGHLY VOLATILE

Our shares of common stock are quoted on OTC Markets PINK . It is likely that our common stock will be subject to price volatility, low volumes of trades and large spreads in bid and ask prices quoted by market makers. Due to the low volume of shares traded on any trading day, persons buying or selling in relatively small quantities may easily influence prices of our common stock. This low volume of trades could also cause the price of our stock to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our common stock may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. If high spreads between the bid and ask prices of our common stock exist at the time of a purchase, the stock would have to appreciate substantially on a relative percentage basis for an investor to recoup their investment. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our common stock. No assurance can be given that an active market in our common stock will be sustained. If an active market does not continue, holders of our common stock may be unable to readily sell the shares they hold or may not be able to sell their shares at all.

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LOSS OF CONTROL BY OUR PRESENT MANAGEMENT AND STOCKHOLDERS MAY OCCUR UPON ISSUANCE OF ADDITIONAL SHARES.

We may issue further shares as consideration for the cash or assets or services out of our authorized but unissued common stock that would, upon issuance, represent a majority of our voting power and equity. The result of such an issuance would be those new stockholders and management would control us, and persons unknown could replace our management at this time. Such an occurrence would result in a greatly reduced percentage of ownership of us by our current shareholders.

IF THE REGISTRATION OF OUR COMMON STOCK IS REVOKED IN THE FUTURE, OUR BUSINESS OPPORTUNITIES WILL CEASE TO EXIST

In the event our securities registration was to be revoked, we would not have the ability to raise money through the issuance of shares and would lose the ability to continue the business plan set out in this filing. Common stock issued and outstanding at that time would no longer be tradable.

WE DO NOT ANTICIPATE PAYING CASH DIVIDENDS ON OUR COMMON STOCK

We do not anticipate paying any cash dividends on our common stock in the foreseeable future.

WE MAY BE UNSUCCESSFUL IN FINDING A MERGER THAT CAN BE ACCOMPLISHED WITH POSITIVE LONG-TERM RESULTS

The business of selecting and entering into a merger is fraught with all kinds of issues.  For instance, the business may need capital that is never achieved, the management is not capable of carrying the business forward successfully, the business plan is ill conceived, and not executed, or competitive factors cause business failure.  There are many other factors in addition to these, as may have been discussed above in “Risk Factors” which could cause our Company to fail and the investors capital will be at risk.

AS A BLANK CHECK COMPANY, OUR SHAREHOLDERS MAY FACE SIGNIFICANT RESTRICTIONS ON THE RESALE OF OUR COMMON STOCK DUE TO STATE "BLUE SKY" LAWS AND DUE TO THE APPLICABILITY OF RULE 419 ADOPTED BY THE SECURITIES AND EXCHANGE COMMISSION.

There are state regulations that may adversely affect the transferability of our Common Stock. We have not registered our Common Stock for resale under the securities or "blue sky" laws of any state. We may seek qualification or advise our shareholders of the availability of an exemption. But we are under no obligation to register or qualify our Common Stock in any state or to advise the shareholders of any exemptions.

Current shareholders, and persons who desire to purchase the Common Stock in any trading market that may develop in the future, should be aware that there might be significant state restrictions upon the ability of new investors to purchase the Common Stock.

Blue sky laws, regulations, orders, or interpretations place limitations on offerings or sales of securities by "blank check" companies or in "blind-pool" offerings, or if such securities represent "cheap stock" previously issued to promoters or others.  These limitations typically provide, in the form of one or more of the following limitations, that such securities are:

(a) Not eligible for sale under exemption provisions permitting sales without registration to accredited investors or qualified purchasers;

(b) Not eligible for the transaction exemption from registration for non-issuer transactions by a registered broker-dealer;

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(c) Not eligible for the "solicitations of interest" exception to securities registration requirements available in many states; or

(d) Not permitted to be registered or exempted from registration, and thus not permitted to be sold in the state under any circumstances.

IF THE COMPANY ENGAGES IN AN OFFERING OF OUR SECURITIES, ANY RESALES OF OUR SECURITIES WILL REQUIRE REGISTRATION IN AN OFFERING SUBJECT TO RULE 419.

The Securities and Exchange Commission has adopted a rule (Rule 419) which defines a blank-check company as (i) a development stage company, that is (ii) offering penny stock, as defined by Rule 3a51-1, and (iii) that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies. Certain jurisdictions may have definitions that are more restrictive than Rule 419.

Should we conduct an offering of our securities, before we complete a business combination with an operating company, the Company would be considered a blank check company within the meaning of Rule 419 and any sales or resales of the stock issued in the offering would require a registration under the Securities Act of 1933, as amended, in an offering subject to Rule 419, unless there exists a transaction or security exemption for such sale under the Securities Act of 1933, as amended. Any resales of our Common Stock would require registration under the Securities Act of 1933, as amended, in an offering subject to Rule 419.

ITEM 2: FINANCIAL INFORMATION

Management's Discussion and Analysis of Financial Condition and Results of Operations.

This registration statement on Form 10 and other reports filed by us from time to time with the SEC (collectively, the "Filings") contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, our management as well as estimates and assumptions made by our management. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. When used in the Filings, the words "anticipate," "believe," "estimate," "expect," "future," "intend," "plan," or the negative of these terms and similar expressions as they relate to us or our management identify forward-looking statements. Such statements reflect our current view with respect to future events and are subject to risks, uncertainties, assumptions, and other factors, including the risks relating to our business, industry, and our operations and results of operations. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Our financial statements are prepared in accordance with accounting principles generally accepted in the United States ("GAAP"). These accounting principles require us to make certain estimates, judgments and assumptions. We believe that the estimates, judgments and assumptions upon which we rely are reasonable based upon information available to us at the time that these estimates, judgments and assumptions are made. These estimates, judgments and assumptions can affect the reported amounts of assets and liabilities as of the date of the financial statements as well as the reported amounts of revenues and expenses during the periods presented. Our financial statements would be affected to the extent there are material differences between these estimates and actual results. In many cases, the accounting treatment of a particular transaction is specifically dictated by GAAP and does not require management's judgment in its application. There are also areas in which management's judgment in selecting any available alternative would not produce a materially different result. The following discussion should be read in conjunction with our financial statements and notes thereto appearing elsewhere in this report.

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The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the notes to those statements included elsewhere in this prospectus.  In addition to the historical financial information, the following discussion and analysis contains forward-looking statements that involve risks and uncertainties.  Our actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors" and elsewhere in this prospectus.

OVERVIEW

Vector 21 Holdings, Inc., a Delaware corporation, (“Vector 21,” “the Company,” “we," "us" or “our”) was incorporated in Delaware on March 5, 2021. Our mailing address is 9605 W. 49th Ave., #200, Wheat Ridge, CO 80033 and our telephone number is 303-422-8127.

We are a publicly quoted shell company seeking to merge with other entities with experienced management and opportunities for growth in return for shares of our common stock to create values for our shareholders. No potential merger candidate has been identified at this time.

PLAN OF OPERATION

Our plan of operations is to raise debt and/or equity to meet our ongoing operating expenses and seek to merge with another entity with experienced management and opportunities for growth in return for shares of our common stock to create value for our shareholders. There can be no assurance that we will successfully complete this series of transactions. In particular, there is no assurance that any stockholder will realize any return on their shares after such a transaction. Any merger or acquisition completed by us can be expected to have a significant dilutive effect on the percentage of shares held by our current stockholders.

Our intended general and administrative budget for the next twelve months is as follows:

	Q3 financial year ended June 30, 2022	Q4 financial year ended June 30, 2022	Q1 financial year ended June 30, 2023	Q2 financial year ended June 30, 2023	Twelve Month Total
Accounting	$4,000	$4,000	$4,000	$4,000	$16,000
Legal	5,000	5,000	5,000	5,000	20,000
Other fees	1,000	1,000	1,000	1,000	4,000
General and administrative	1,500	1,500	1,500	1,500	6,000
Miscellaneous	500	500	500	500	2,000
Salaries	20,000	15,000	15,000	15,000	65,000
Total Operating Expenses	$32,000	$27,000	$27,000	$27,000	$113,000

As of June 30, 2021, we had no cash on hand and committed resources of debt or equity to fund these losses. We will be reliant, potentially, on advances from our principal shareholders or our directors and officers. There can be no guarantee that we will be able to obtain sufficient funding these sources.

Our principal shareholder has indicated his intention to provide such funds as may be required for the Company to become, and remain, a fully reporting public company while seeking to create value for shareholders by merging with another entity with experienced management and opportunities for growth in return for shares of its common stock. Such intentions do not represent a binding commitment by the principal shareholder and there is no guarantee that our two principal shareholders will be able to provide the funding necessary to achieve this objective.

We currently believe that our principal shareholder will be able to provide us with the funding necessary to effect our business plan to merge with another entity. However, while our principal shareholder has indicated his intention to provide us with sufficient funding to achieve this objective, there is no guarantee that he will be able to provide funding necessary to enable us to merge with another entity.

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If we are unable to obtain the necessary funding from our principal shareholder, we anticipate facing major challenges in raising the necessary funding to effect our business plan to merge with another entity. Raising debt or equity funding for small publicly quoted, penny stock, shell companies is always extremely challenging.

We may face a number of obstacles in our attempt to raise funding to achieve our objective of merging with a yet to be identified company or group. One of those is Rule 419, under the Securities Act of 1933.

Rule 419 defines a "blank check company" as a company that i. Is a development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person; and ii. Is issuing "penny stock," as defined in Rule 3a51-1 under the Securities Exchange Act of 1934.

We are a shell company but deemed a “blank check company” for purposes of capital raising, and therefore, in order to raise public or private funds, we must comply with the requirements of Rule 419 for public offerings which includes restrictive escrow and other provisions. These provisions will make it difficult, if not impossible, for us to raise funds for the company.

Therefore, because of these difficulties in raising funding in penny stock or shell companies, if our principal shareholder is unable to provide us with the funding required to merge with another entity, it is very likely that we will be unable to implement our business plan to merge with another entity to create value for all of our shareholders”.

We believe we are an insignificant participant among the firms which engage in the acquisition of business opportunities. There are many established venture capital and financial concerns that have significantly greater financial and personnel resources and technical expertise than we have. In view of our limited financial resources and limited management availability, we will continue to be at a significant competitive disadvantage compared to our competitors.

We intend to seek, investigate and, if such investigation warrants, acquire an interest in business opportunities presented to us by persons or firms which desire to seek the advantages of an issuer who has complied with the Securities Act of 1934 (the “1934 Act”). We will not restrict our search to any specific business, industry or geographical location, and we may participate in business ventures of virtually any nature. This discussion of our proposed business is purposefully general and is not meant to be restrictive of our virtually unlimited discretion to search for and enter into potential business opportunities. We anticipate that we may be able to participate in only one potential business venture because of our lack of financial resources.

We may seek a business opportunity with entities which have recently commenced operations, or that desire to utilize the public marketplace in order to raise additional capital in order to expand into new products or markets, to develop a new product or service, or for other corporate purposes. We may acquire assets and establish wholly owned subsidiaries in various businesses or acquire existing businesses as subsidiaries.

We expect that the selection of a business opportunity will be complex and risky. Due to general economic conditions, rapid technological advances being made in some industries and shortages of available capital, we believe that there are numerous firms seeking the benefits of an issuer who has complied with the 1934 Act. Such benefits may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for incentive stock options or similar benefits to key employees, providing liquidity (subject to restrictions of applicable statutes) for all stockholders and other factors. Potentially, available business opportunities may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex. We have, and will continue to have, essentially no assets to provide the owners of business opportunities. However, we will be able to offer owners of acquisition candidates the opportunity to acquire a controlling ownership interest in an issuer who has complied with the 1934 Act without incurring the cost and time required to conduct an initial public offering.

The analysis of new business opportunities will be undertaken by, or under the supervision of, our d irector s . We intend to concentrate on identifying preliminary prospective business opportunities which may be brought to our

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attention through present associations of our director s , professional advisors or by our stockholders. In analyzing prospective business opportunities, we will consider such matters as (i) available technical, financial and managerial resources; (ii) working capital and other financial requirements; (iii) history of operations, if any, and prospects for the future; (iv) nature of present and expected competition; (v) quality, experience and depth of management services; (vi) potential for further research, development or exploration; (vii) specific risk factors not now foreseeable but that may be anticipated to impact the proposed activities of the company; (viii) potential for growth or expansion; (ix) potential for profit; (x) public recognition and acceptance of products, services or trades; (xi) name identification; and (xii) other factors that we consider relevant. As part of our investigation of the business opportunity, we expect to meet personally with management and key personnel. To the extent possible, we intend to utilize written reports and personal investigation to evaluate the above factors.

We will not acquire or merge with any company for which audited financial statements cannot be obtained within a reasonable period of time after closing of the proposed transaction.

RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED DECEMBER 31, 2021

We are a publicly quoted shell company seeking to merge with other entities with experienced management and opportunities for growth in return for shares of our common stock to create values for our shareholders. No potential merger candidate has been identified at this time.

Revenue

We recognized no revenue for the three months ended December 31, 2021 as we had no revenue generating activities during this period.

General and Administrative Expenses

During the three months ended December 31, 2021, we incurred general and administrative expenses of $19,141. General and administrative expenses in the three months ended December 31, 2021, related to audit ($12,000), accounting ($3,500), OTC market ($1,375) share transfer agent ($1,266), and legal ($1,000) fees.

Operating Loss

During the three months ended December 31, 2021, we incurred an operating loss of $19,141 due to the factors described above.

Income (Loss) before Income Tax

During the three months ended December 31, 2021, our net loss before income taxes was $19,141 due to the factors described above.

Provision for Income Tax

No provision for income taxes was recorded during the three months ended December 31, 2021, as we incurred tax losses during the period.

.Net Loss

During the three months ended December 31, 2021, our net loss was $19,141 due to the factors described above.

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RESULTS OF OPERATIONS FOR THE SIX MONTHS ENDED DECEMBER 31, 2021

Revenue

We recognized no revenue for the six months ended December 31, 2021, as we had no revenue generating activities during this period.

General and Administrative Expenses

During the six months ended December 31, 2021, we incurred general and administrative expenses of $25,150. General and administrative expenses in the six months ended December 31, 2021 related to audit ($12,000), accounting ($6,000), OTC market ($3,750) share transfer agent ($2,118), and legal ($1,282) fees.

Operating Loss

During the six months ended December 31, 2021, we incurred an operating loss of ( $25,15) due to the factors described above.

Income (Loss) before Income Tax

During the six months ended December 31, 2021, our net loss before income taxes was $25,150) due to the factors described above.

Provision for Income Tax

No provision for income taxes was recorded during the six months ended December 31, 2021 as we incurred tax losses during the period.

Net Income (Loss)

During the six months ended December 31, 2021, our net loss was $25,150 due to the factors described above.

CASH FLOW

As of December 31, 2021, we did not have any cash or cash equivalents, assets of $2,750 relating to prepaid expenses, no revenue generating activities or other source of income and we had outstanding liabilities of $44,312 and a shareholders’ deficit of $41,562.

Operating Activities

During the six months ended December 31, 2021, we incurred a net loss of $25,180, our prepaid expenses increased by $2,750 and our accounts payable by $2,019 resulting in cash of $25,881 being used in operating activities.

Investing Activities

During the six months ended December 31, 2021, we had no investing activities.

Financing Activities

During the six months ended December 31, 2021, we received $25,881 by way of advances under a related party loan. As a result, we generated $25,881 from financing activities.

We are dependent upon the receipt of capital investment or other financing to fund our ongoing operations and to execute our business plan to merge with another entity with experienced management and opportunities for growth in return for shares of our common stock to create value for our shareholders. In addition, we are dependent upon

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our controlling shareholder to provide continued funding and capital resources. If continued funding and capital resources are unavailable at reasonable terms, we may not be able to implement our plan of operations.

RESULTS OF OPERATIONS FOR THE PERIOD FROM MARCH 5, 2021 (INCEPTION) TO JUNE 30, 2021

Revenue

We recognized no revenue during the period from March 5, 2021 (Inception) to June 30, 2021 as we had no revenue generating activities during this period.

General and Administrative Expenses

During the period from March 5, 2021 (Inception) to June 30, 2021, we incurred general and administrative expenses of $2,459 all relating to share transfer agent fees.

Operating Loss

During the period from March 5, 2021 (Inception) to June 30, 2021, we incurred an operating loss of $2,459 due to the factors described above.

Interest and Other Income (Expenses) Net

Gain on sale of subsidiary company

During the period from March 5, 2021 (Inception) to June 30, 2021, we sold our sole subsidiary company. The subsidiary had net liabilities of $1,130,842. As an incentive for the Purchaser to acquire the company with such significant liabilities, we paid him $1,000 in cash and issued to the then subsidiary as capital 50,000 shares of our common stock valued at $12,500. Consequently, we recognized a gain of $1,117,342 on sale of a subsidiary company.

Interest expense

During the period from March 5, 2021 to June 28, 2021 when we sold our subsidiary company, we incurred interest of $18,049 on the outstanding liabilities of the subsidiary company.

Income before Income Tax

During the period from March 5, 2021 (Inception) to June 30, 2021, our net income before income taxes was $1,096,834 due to the factors discussed above.

Provision for Income Tax

No provision for income taxes was recorded during the period from March 5, 2021 (Inception) to June 30, 2021 as, after excluding the nontaxable gain on the sale of our subsidiary company, we incurred tax losses in the period.

Net Income

During the period from March 5, 2021 (Inception) to June 30, 2021, our net income was $1,096,834 due to the factors discussed above.

CASH FLOW

As of June 30, 2021, we did not have any cash or cash equivalents, no assets, no revenue generating activities or other source of income and we had outstanding liabilities of $16,412 and a shareholders’ deficit of $16,412.

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Consequently, we are now dependent on raising additional equity and/or debt to meet our ongoing operating expenses. There is no assurance that we will be able to raise the necessary equity and/or debt that we will need to fund our ongoing operating expenses.

It is our current intention to seek to raise debt and/or equity financing to meet ongoing operating expenses and attempt to merge with another entity with experienced management and opportunities for growth in return for shares of our common stock to create value for our shareholders. There is no assurance that this series of events will be satisfactorily completed.

Future losses are likely to occur as, until we are able to merge with another entity with experienced management and opportunities for growth in return for shares of our common stock to create value for our shareholders, we have no sources of income to meet our operating expenses. As a result of these, among other factors, we received from our registered independent public accountants in their report for the financial statements for the year ended June 30, 2021, an explanatory paragraph stating that there is substantial doubt about our ability to continue as a going concern.

March 5, 2021 (Inception) to
June 30, 2021
Net Cash Used in Operating Activities	$0
Net Cash Used in Investing Activities	(1,000)
Net Cash Provided by Financing Activities	1,000
Net Movement in Cash and Cash Equivalents	$0

Operating Activities

During the period from March 5, 2021 (Inception) to June 30, 2021, we recognized net income of $1,096,834 of which, $1,117,342 related to the non-cash gain on the sale of our subsidiary company and the balance was fully funded by an increase in accounts payable of $2,459 and in accruals of $18,049, Consequently, we neither generated or used funds in operating activities during the period.

Investing Activities

During the period from March 5, 2021 (Inception) to June 30, 2021, we had a $1,000 payment to the Purchaser the on disposal of our subsidiary company.

Financing Activities

During the period from March 5, 2021 (Inception) to June 30, 2021, we received $1,000 by way of advance under our loan payable – related party.

We are dependent upon the receipt of capital investment or other financing to fund our ongoing operations and to execute our business plan to merge with another entity with experienced management and opportunities for growth in return for shares of our common stock to create value for our shareholders. In addition, we are dependent upon our controlling shareholder to provide continued funding and capital resources. If continued funding and capital resources are unavailable at reasonable terms, we may not be able to implement our plan of operations.

CRITICAL ACCOUNTING POLICIES

All companies are required to include a discussion of critical accounting policies and estimates used in the preparation of their financial statements. On an on-going basis, we evaluate our critical accounting policies and estimates. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form our basis for making judgments about the carrying

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values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Our significant accounting policies are described in Note 3 of our Financial Statements on page F-21. These policies were selected because they represent the more significant accounting policies and methods that are broadly applied in the preparation of our financial statements.

Inflation

In the opinion of management, inflation has not and will not have a material effect on our operations in the immediate future.

Management will continue to monitor inflation and evaluate the possible future effects of inflation on our business and operations.

Off-Balance Sheet Arrangements

Per SEC regulations, we are required to disclose our off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, such as changes in financial condition, revenues, expenses, results of operations, liquidity, capital expenditures, or capital resources that are material to investors. As of June 30, 2021, we have no off-balance sheet arrangements.

Share-based Compensation

The cost of equity instruments issued to non-employees in return for goods and services is measured by the grant date fair value of the equity instruments issued. The cost of employee services received in exchange for equity instruments is based on the grant date fair value of the equity instruments issued.

Recently Issued Accounting Pronouncements

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and do not believe any of these pronouncements will have a material impact on our financial statements.

CONTROLS AND PROCEDURES

Evaluation of Disclosure Controls and Procedures

Our management conducted an evaluation, with the participation of our Chief Executive Officer, who is our principal executive officer, who is also our acting principal financial and accounting officer, of the effectiveness of our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) as of the end of the period covered by this registration statement on Form 10. Based on that evaluation, we concluded that because of the material weakness and significant deficiencies in our internal control over financial reporting described below, our disclosure controls and procedures were not effective as of June 30, 2021.

Management’s Annual Report on Internal Control over Financial Reporting

Management is responsible for the preparation of our financial statements and related information. Management uses its best judgment to ensure that the financial statements present accurately, in material respects, our financial position and results of operations in fairness and conformity with generally accepted accounting principles.

Management is responsible for establishing and maintaining adequate internal control over financial reporting as defined in the Exchange Act. These internal controls are designed to provide reasonable assurance that the reported financial information is presented fairly, that disclosures are adequate, and that the assumptions and opinions in the preparation of financial statements are reasonable. There are inherent limitations in the

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effectiveness of any system of internal controls, including the possibility of human error and overriding of controls. Consequently, an ineffective internal control system can only provide reasonable, not absolute, assurance with respect to reporting financial information.

Our internal control over financial reporting includes policies and procedures that: (i) pertain to maintaining records that, in reasonable detail, accurately and fairly reflect our transactions; (ii) provide reasonable assurance that transactions are recorded as necessary for preparation of our financial statements in accordance with generally accepted accounting principles and that the receipts and expenditures of company assets are made in accordance with our management’s and directors’ authorization; and (iii) provide reasonable assurance regarding the prevention or timely detection of unauthorized acquisition, use, or disposition of assets that could have a material effect on our financial statements.

We conducted an evaluation of the effectiveness of our internal control over financial reporting, based on the framework in “Internal Control Integrated Framework” issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) and published in 2013, and subsequent guidance prepared by COSO specifically for smaller public companies. Based on that evaluation, management concluded that our internal control over financial reporting was not effective as of June 30, 2021 for the reasons discussed below.

A significant deficiency is a deficiency, or combination of deficiencies in internal control over financial reporting, that adversely affects the entity’s ability to initiate, authorize, record, process, or report financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the entity’s financial statements that is more than inconsequential will not be prevented or detected by the entity’s internal control. A material weakness is a deficiency or a combination of deficiencies in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the annual or interim consolidated financial statements will not be prevented or detected on a timely basis. Management identified the following material weakness and significant deficiencies in its assessment of the effectiveness of internal control over financial reporting as of June 30, 2021:

•	The Company did not maintain effective controls over certain aspects of the financial reporting process because we lacked personnel with accounting expertise and an adequate supervisory review structure that is commensurate with our financial reporting requirements.

•	Material Weakness – Inadequate segregation of duties.

There are no assurances that the material weaknesses and significant deficiencies in our disclosure controls and procedures and internal control over financial reporting will not result in errors in our financial statements, which could lead to a restatement of those financial statements. Our management does not expect that our disclosure controls and procedures or our internal controls will prevent all error and all fraud. A control system, no matter how well conceived and maintained, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. Further, the design of a control system must account for resource constraints. In addition, the benefits of controls must be considered relative to their costs. Due to the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, can and will be detected.

This registration statement on Form 10 does not include an attestation report from our registered public accounting firm regarding internal control over financial reporting. Management’s report was not subject to attestation by the Company’s registered public accounting firm pursuant to rules of the Commission that permit us to provide only management’s report in this registration statement on Form 10.

Changes in Internal Controls over Financial Reporting

There have been no changes in our internal control over financial reporting during the year June 30, 2021 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

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ITEM 3: PROPERTIES

We do not own or lease any properties.

We have a mailing address at 9605 W. 49th Ave., #200, Wheat Ridge, CO 80033.

ITEM 4: SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of the date hereof the number and percentage of the outstanding shares of common stock, which according to the information available to us, were beneficially owned by:

(i)	each person who is currently a director,
(ii)	each executive officer,
(iii)	all current directors and executive officers as a group, and
(iv)	each person who is known by us to own beneficially more than 5% of our outstanding common stock.

Except as otherwise indicated, the persons named in the table have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable.

Title of Class	Name and Address of Beneficial Owners (1)	Amount and Nature of Beneficial Ownership	Percent of Class (2)
Common	Calvin D. Smiley, Sr., Chief Executive Officer, President, Acting Chief Financial Officer and Director	0	0%

Common	Michael A. Littman, Secretary and Director (3)	875,000	51.55%

Common	Redgie Green, Director	0	0%

	All directors and officers as a group	875,000	51.55%

	No other shareholder owns 5% or more

(1)	9605 W. 49th Ave., #200, Wheat Ridge, Colorado 80033

(2)	Based on 1,697,200 common shares issued and outstanding as of March 7, 2022.

(3)	Through Michael A. Littman ATTY, Defined Benefit Plan of which he is Trustee.

As of the date of this filing and since June 30, 2021, there have been no issuances of any other class of stock, warrants, options or any other security.

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ITEM 5: DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the names, ages, and positions with us for each of our directors and officers as of May 22 , 2022:

Name	Age	Position
Calvin D. Smiley, Sr.	67	Chief Executive Officer, President, Acting Chief Financial Officer and Director
Michael A. Littman	73	Secretary and Director
Redgie Green	68	Director

Calvin D. Smiley, Sr., Chief Executive Officer, President, Acting Chief Financial Officer and Director

Mr. Smiley has been Chief Executive Officer, President, Acting Chief Financial Officer and Director since March 5, 2021 (Inception). He was appointed as CEO of Momentum Biofuels, Inc. in 2020 (predecessor of Registrant) and its subsidiary MBF Ops, Inc. in July 2020.

Mr. Smiley has more than 30 years in the broadcasting and cable television industries. He has been a director of Bio Lab Naturals, Inc. since February 2020. He was appointed the Chief Executive Officer, President and a Director of the Nexhorizon, Inc. in October 2006. Nexhorizon, Inc. filed bankruptcy in 2009. He previously had co-founded Sunrise Broadband Group, Inc. from 2004 through 2006. From 2001 to 2003, he was a telecommunications consultant and began work to develop the Sunrise business strategy. Mr. Smiley held various executive positions with TCOM Ventures Corporation headquartered in Englewood, Colorado. From 2000 to 2001 he served as a director, President and CEO of TCOM Ventures, with a business focus to use a digital wireless platform to provide broadband services to customers of acquired rural ISP’s and competitive local exchange carriers (“CLEC’s”). From 1998 to 1999, he co-founded and served as President of Communicast, Inc., a successful turn-key marketing and advertising sales company which developed revenues for rural cable television systems, wireless providers and independent television stations.

He has been CEO and Director of 30DC, Inc. (Maryland) and its subsidiaries 30DC Merger Co., 30 Opsco, Inc. since May 2021 and Apogee 21 Holdings, Inc., Perigee Holdings, Inc., CRWG Merger Co, and Crowdgather, Inc. (of Delaware) since November 2021. He has been CEO and Director of Crowdgather (of Nevada) since June 2021.

Mr. Smiley has been a Director of Vapor Hub International, Inc. (Nevada), Vapor Hub International, Inc. (of Delaware), VH Merger Co., and Asberry 22 Holdings, Inc. since 2022. He has been a Director of Legacy Technology Holdings, Inc. from 2021 to present. Mr. Smiley also served as CEO, President and Director of JV Group, Inc. from April 2021 until November 2021.

Michael A. Littman, Secretary and Director

Mr. Littman was appointed Secretary and Director on March 5, 2021 (Inception).

Michael A. Littman, (J.D. 1973 Stetson College of Law) (Eckerd College 1970 B.A.) served as house counsel for Chicago Title Insurance Company 1973 – 1975 in the Denver office. Increasing securities matters in the real estate syndication business led to a Securities practice emphasis since 1981, to where the practice has been exclusively corporate securities practice for public companies. Career experience includes commercial litigation, public and private offerings, mergers and acquisitions, mortgage banking, REO management, bankruptcy reorganizations, and private corporate restructuring.

He has filed and brought effective IPO's and Secondary Registrations with SEC. He handled quarterly and annual reporting with the SEC for over 50 public reporting companies. He has acted as securities counsel in acquisitions and mergers of public companies and in acquisitions of private companies by public companies in conjunction with recapitalizations. He has handled duties of getting companies cleared for trading with FINRA, and its predecessor NASD, for over 65 companies. He has acted as legal counsel for companies and individuals in civil proceedings with the SEC. He has handled private placements of securities including Memorandum drafting for over 50 Private Placements.

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He has negotiated PIPEs and convertible debt situations for clients, from the public/private company side, and occasionally from the funder's side. He was a Panel Speaker for the IQPC PIPEs conferences (January 2007, July 2007 and January 2008).

He has 45 years of legal experience in representing companies in the industry fields of software, oil and gas, real estate, mining, nutritional supplements, energy saving technology, publishing, and manufacturing.

He was Secretary and Director of JV Group, Inc. (April-November 2021). Mr. Littman was Secretary and Director of Crowdgather, Inc. (Nevada) 2021 to 2022 , CRWG Merger Co., and Crowdgather, Inc. (of Delaware) since 2021. He was Secretary and Director of 30DC, Inc. (Maryland) from April 2021 to January 2022. He has been Secretary and Director of 30DC Merger Co., 30 Opsco, Inc., Apogee 21 Holdings, Inc. and Perigee Holdings, Inc. since November 2021. He is also Secretary and Director of Vapor Hub International, Inc. (Nevada), Vapor Hub International, Inc. (of Delaware), VH Merger Co. and Asberry 22 Holdings, Inc. since 2022.

Redgie Green, Director

Mr. Green was appointed Director on March 5, 2021 (Inception).

Mr. Green was Chief Executive Officer and director of Canning Street Corp. from September 2020 to 2021 and was a director and Chief Executive Officer of Alexandria Advantage Warranty Company (its predecessor company) from December 9, 2019 to September 30, 2020. Mr. Green was a director and officer of Fuquan Financial Co (fka Southwestern Water Exploration, Inc.) from February 2017 through March 7, 2018, a director of Golden Dragon Holding Corp. from 2006 to 2014, President (2010-2022) and President and Chief Executive Officer (2021-present) and a Director of Legacy Technology Holdings, Inc. since (2010-present), a Director of Momentum BioFuels, Inc. since May 2012.  Mr. Green was co-owner and operator of Green's B&R Enterprises, a wholesale donut baker from 1983 to 1990. He has been an active investor in small capital and high-tech adventures since 1987. Mr. Green was a director of IntreOrg Systems, Inc. from March 2008 until October 2017 and of International Paintball, Inc. from 2008 to 2012. He was CEO and director of Capital Franchising Inc. from 2012 to 2014 and then again, he was an officer and director from 2014 to 2015 (as “Jubilee 4Gold, Inc.”). He was the President and director of Strategic Pharma Information Sciences, Inc. from May 2017 to January 2018. He has been a Director of Medical Innovation Holdings, Inc. since February 5, 2019. He was appointed Interim CEO of Medical Innovation Holdings, Inc. on May 7, 2019. He has been a Director of 30DC, Inc., 30DC Merger Co. and 30 Opsco, Inc. since June 2021, Crowdgather, Inc., (Nevada since July 2021) and CRWG Merger Co., and Crowdgather, Inc. (of Delaware ) since 2021 . He has been CEO and Director of Vapor Hub International, Inc. (Nevada) since December 2021 . Mr. Green has also been CEO and a director of Atlas Technology Group, Inc. since July 2021. Mr. Green also served as Director of JV Group, Inc. from April 2021 until November 2021. Mr. Green has been a Director of Apogee 21 Holdings, Inc. and Perigee Holdings, Inc. since November 2021. He is also CEO and Director of Vapor Hub International, Inc. (Nevada), Vapor Hub International, Inc. (of Delaware), VH Merger Co. and Asberry 22 Holdings, Inc. since 2022.

No family relationships exist between any of the officers or Directors of the Company.

The specific experience attributes and skills that led to the conclusion that each person should serve as a director are as follows:

Mr. Smiley is highly experienced in public company operations, SEC reporting, financial controls and corporate procedures, having acted as an officer and/or director in management over 10 companies over a period of over 10 years. He operated his own business for 10 years prior to becoming a public company officer and director. He has been an officer and/or director of over 5 public companies with over 15 years experience in senior roles.

Mr. Green is highly experienced in public company operations, SEC reporting, financial controls and corporate procedures, having acted as an officer and/or director in management over 15 companies over a period of over 20 years. He operated his own business for 10 years prior to becoming a public company director. He has been an officer and/or director of over 10 public companies with over 15 years experience in senior roles.

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Mr. Littman is qualified to serve as an officer and director because he has been a practicing corporate and securities attorney for over 35 years and has formed, and done legal work for dozens of companies, dealing with corporate procedures, financial statements, SEC reporting, mergers, SEC Registrations, Boards of Directors and Officers legal advice, and contract preparation.

The officers and directors have been involved as officers, directors or promoters of “blank check” companies as defined in the Securities Exchange Act in the last 5 years as follows:

	Company Name	Years	Officer/Director	Consideration For Change in Control
Redgie Green	Atlas Technology Group, Inc.	2021-2022	CEO/Director	Not merged or sold
	Canning Street Corp. (successor to Alexandria Advantage Warranty Co.)	2020-2021	CEO/Director (resigned 2021)	$400,000 (1)
	Solanbridge Group, Inc.	2021	CEO/Director	No sale or merger
	Fuquan International (fka Southwestern Water Exploration, Inc.)	2019-2020	CEO/Director	$230,000 (2020)
	JV Group, Inc.	2021	Director (resigned 2021)	$400,000 total consideration (1)
	Vector 21 Holdings, Inc.	2021-2022	Director	No merger or sale
	Crowdgather, Inc. (successor Perigee Holdings, Inc.)	2021	Director	No merger or sale
	30DC, Inc. (successor Apogee 21 Holdings, Inc.)	2021	Director	No merger or sale
	Vapor Hub International, Inc. (successor Asberry 22 Holdings, Inc,)	2022	CEO/Director	No merger or sale
	Jagged Edge Mountain Gear, Inc.	2021	CEO/Director	No merger or sale
	Qlinks America, Inc.	2021	Director	No merger or sale
	Legacy Technology Holdings, Inc.	2010-2022 2010-2022 2021-2022	President Director CEO	No merger or sale

Calvin D. Smiley, Sr.	JV Group, Inc.	2021	President/ Director (resigned 2021)	$400,000 total consideration (1)
	Vector 21 Holdings, Inc.	2021-2022	CEO/Director	No merger or sale
	Crowdgather, Inc. (successor Perigee Holdings, Inc.)	2021	CEO/Director	No merger or sale
	30DC, Inc. (successor Apogee 21 Holdings, Inc.)	2021	CEO/Director	No merger or sale
	Vapor Hub International, Inc. (successor Asberry 22 Holdings, Inc.)	2021	Director	No merger or sale
	Jagged Edge Mountain Gear, Inc.	2021	Director	No merger or sale
	Qlinks America, Inc.	2021	CEO/Director	No merger or sale
	Legacy Technology Holdings, Inc.	2021-2022	Director	No merger or sale

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Michael A. Littman	JV Group, Inc.	2021	Secretary/ Director (resigned 2021)	$400,000 total consideration (1)
	Vector 21 Holdings, Inc.	2021	Secretary/ Director (resigned 2019)	No merger or sale
	Annabidiol, Inc.	2019	No	$225,000 (1)
	TPT Strategic, Inc.	2019	No	$400,000 note payable (2)
	Crowdgather, Inc. (successor Perigee Holdings, Inc.)	2021	Secretary/ Director	No merger or sale
	30DC, Inc. (successor Apogee 21 Holdings, Inc.)	2021-2022	Secretary/ Director	No merger or sale
	Vapor Hub International, Inc. (successor Asberry 22 Holdings. Inc.)	2022	Secretary/ Director	No merger or sale
	Jagged Edge Mountain Gear, Inc.	2021	Secretary/ Director	No merger or sale
	Qlinks America, Inc.	2021	Secretary/ Director	No merger or sale

____________

(1) No retained shares.

(2) Retained shares of 145,000 common shares.

CONFLICTS OF INTEREST – GENERAL.

Our directors and officers are, or may become, in their individual capacities, officers, directors, controlling shareholder and/or partners of other entities engaged in a variety of businesses. Thus, there exist potential conflicts of interest including, among other things, time, efforts and corporate opportunity, involved in participation with such other business entities. While our officer s and director s of our business are engaged in many business activities outside of our business, each devotes to our business such time as they believe to be necessary.

For Mr. Green, there could be conflicts, if an opportunity which the Company might immediately take advantage of, arising from other companies in which he is currently an officer and director, Legacy Technology Holdings, Inc., 30 Opsco, Inc., Crowdgather, Inc., Vapor Hub International, Inc., Atlas Technology Group, Inc. and Solanbridge Group, Inc., Perigee Holdings, Inc., Apogee 21 Holdings, Inc., Asberry 22 Holdings, Inc., CRWG Merger Co., Qlinks America, Inc., and Jagged Edge Mountain Gear, Inc. of which he is a director or officer.

For Mr. Smiley, there could be conflict if an opportunity for which the Company might immediately take advantage of, arising from other companies in which is currently an officer and director. Legacy Technology Holdings, Inc., Perigee Holdings, Inc., Apogee 21 Holdings, Inc., Vapor Hub International, Inc., and Asberry 22 Holdings, Inc., Jagged Edge Mountain Gear, Inc., CRWG Merger Co., 30 Opsco, Inc., Crowdgather, Inc., and Qlinks America, Inc. of which he is a director or officer.

For Mr. Littman, there could be conflict if an opportunity for which the Company might immediately take advantage of, arising from other companies in which is currently an officer and director. Perigee Holdings, Inc., CRWG Merger Co., Crowdgather, inc., 30 Opsco, Inc., Vapor Hub International, Inc., Apogee 21 Holdings, Inc. and Asberry 22 Holdings, Inc., Jagged Edge Mountain Gear, Inc. and Qlinks America, Inc. of which he is a director or officer.

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CONFLICTS OF INTEREST – CORPORATE OPPORTUNITIES

Presently no requirement contained in our Articles of Incorporation, Bylaws, or minutes which requires officers and directors of our business to disclose to us business opportunities which come to their attention. Our officers and directors do, however, have a fiduciary duty of loyalty to us to disclose to us any business opportunities which come to their attention for which the Company is prepared and able to act upon considering its capital availability, its status of audits, and registration audits debt picture at the time of the opportunity being presented , in their capacity as an officer and/or director or otherwise. Excluded from this duty would be opportunities which the person learns about through his involvement as an officer and director of another company. We have no intention of merging with or acquiring an affiliate, associate person or business opportunity from any affiliate or any client of any such person.

COMMITTEES OF THE BOARD OF DIRECTORS

In the ordinary course of business, the board of directors maintains a compensation committee and an audit committee.

The primary function of the compensation committee is to review and make recommendations to the board of directors with respect to the compensation, including bonuses, of our officers and to administer the grants under our stock option plan.

The functions of the audit committee are to review the scope of the audit procedures employed by our independent auditors, to review with the independent auditors our accounting practices and policies and recommend to whom reports should be submitted, to review with the independent auditors their final audit reports, to review with our internal and independent auditors our overall accounting and financial controls, to be available to the independent auditors during the year for consultation, to approve the audit fee charged by the independent auditors, to report to the board of directors with respect to such matters and to recommend the selection of the independent auditors.

In the absence of a separate audit committee our board of directors’ functions as audit committee and performs some of the same functions of an audit committee, such as recommending a firm of independent certified public accountants to audit the annual financial statements; reviewing the independent auditor’s independence, the financial statements and their audit report; and reviewing management's administration of the system of internal accounting controls.

ITEM 6: EXECUTIVE COMPENSATION

Executive and Director compensation during the period March 5, 2021 (Inception) through the year ended June 30, 2021 was as follows:

NAME AND PRINCIPAL POSITION	YEAR	SALARY	BONUS	STOCK AWARDS	OPTIONS AWARDS ($)	NONQUALIFIED DEFERRED COMPENS- ATION ($)	ALL OTHER COMP	TOTAL
Calvin D. Smiley, Sr., Chief Executive Officer, President, Acting Chief Financial Officer, and Director	2021	$0	$0	$0	$0	$0	$0	$0

Michael A. Littman, Secretary and Director	2021	$0	$0	$0	$0	$0	$0	$0

Redgie Green, Director	2021	$0	$0	$0	$0	$0	$0	$0

31

Each Director or Officer will receive $10,000 per year in compensation for serving in such position. There are no other terms nor written contracts of engagement or employment.

ITEM 7: CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Director, Mr. Littman, controls the common stock through his Defined Benefit Plan, owning 875,00 shares of common stock. He has advanced funds totaling approximately $25,150 to the Company through December 31, 2021. No terms of repayment have been established as of this date. There are no terms for the repayment under the cash advances and such may be repaid in the future from funds available by Company.

ITEM 8: LEGAL PROCEEDINGS

Neither we nor any of our officers, directors or holders of five percent or more of its common stock is a party to any pending legal proceedings and to the best of our knowledge, no such proceedings by or against us or our officers, or directors or holders of five percent or more of its common stock have been threatened or is pending against us.

ITEM 9: MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED MATTERS

Market Price and Stockholder Matters

Shares of our common stock trade on the OTC PINK and quotations for the common stock are listed by the OTC Markets under the symbol "VHLD." On July 6, 2021 our stock symbol changed from “MMBFD” to “VHLD” after a holding company reorganization.

The following table sets forth for the respective periods indicated the prices of our common stock in this market as reported and summarized by the National Quotation Bureau. Such prices are based on inter-dealer bid and asked prices, without markup, markdown, commissions, or adjustments and may not represent actual transactions.

During the fiscal years ended June 30, 2021 and 2020, we (and predecessor Momentum Biofuels, Inc.) had a trading history as follows:

	HIGH	LOW
Quarter Ended:
March 31, 2022	$0.31	$0.31
December 31, 2021	$0.31	$0.30
September 30, 2021	$0.13	$0.13

June 30, 2021	$0.25	$0.25
March 31, 2021	$1.51	$1.04
December 31, 2020	$0.80	$0.80
September 30, 2020	$0.60	$0.60

June 30, 2020	$0.61	$0.49
March 31, 2020	$0.19	$0.19
December 31, 2019	$0.24	$0.24
September 30, 2019	$0.12	$0.12

Last Reported Price.

On April 1, 2022, the last reported closing price of our shares of common stock reported on the OTC PINK was $0.31 per share.

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Record Holders.

There were 417 holders of record as of March 7, 2022. In many instances, a registered stockholder is a broker or other entity holding shares in street name for one or more customers who beneficially own the shares.

Dividend Policy

We have never paid cash dividends and have no plans to do so in the foreseeable future. Our future dividend policy will be determined by our board of directors and will depend upon a number of factors, including our financial condition and performance, our cash needs and expansion plans, income tax consequences, and the restrictions that applicable laws, any future preferred stock instruments, and any future credit arrangements may then impose.

Penny Stock.

Penny Stock Regulation Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00. Excluded from the penny stock designation are securities registered on certain national securities exchanges or quoted on NASDAQ, provided that current price and volume information with respect to transactions in such securities is provided by the exchange/system or sold to established customers or accredited investors.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in connection with the transaction, and the monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. As our securities have become subject to the penny stock rules, investors may find it more difficult to sell their securities.

ITEM 10: RECENT SALES OF UNREGISTERED SECURITIES

The Company issued 50,000 common shares to its wholly owned subsidiary as capital in 2021, valued at $2,500, the market value. The issuance is exempt from registration under Section 4(2) in the opinion of the Company.

ITEM 11: DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

Description of Common Stock

We are authorized to issue 500,000,000 shares of our Common Stock, $0.0001 par value (the "Common Stock"). Each share of the Common Stock is entitled to share equally with each other share of Common Stock in dividends from sources legally available therefore, when, and if, declared by our board of directors and, upon our liquidation or dissolution, whether voluntary or involuntary, to share equally in the assets of the Company that are available for distribution to the holders of the Common Stock. Each holder of Common Stock is entitled to one vote per share for all purposes, except that in the election of directors, each holder shall have the right to vote such number of shares for as many persons as there are directors to be elected. Cumulative voting shall not be allowed in the election of directors or for any other purpose, and the holders of Common Stock have no preemptive rights, redemption rights or rights of conversion with respect to the Common Stock. Our board of directors is authorized to issue additional shares of our Common Stock within the limits authorized by our Certificate of Incorporation and without stockholder action. All shares of Common Stock have equal voting rights, and voting rights are not cumulative.

33

Reverse and Forward Stock Splits

Effective May 13, 2021, we completed:

-	a reverse stock split of our outstanding common stock, $0.0001 par value, on a one (1) post-split share for eight thousand (8,000) pre-split shares basis (and any fractional shares were to be rounded up to next whole share on a beneficial owner basis when DTCC provided information) , and subsequently

-	a forward stock split of our post reverse split outstanding common stock, $0.0001 par value, on a one hundred (100) post-split shares for one (1) pre-split share basis.

As a result of the 8,000 : 1 reverse stock split described above, the number of issued and outstanding shares of the Company’s common stock was reduced from 123,224,444 to 15,815 (after adjustments for rounding up of fractional shares at the record owner level) . No fractional shares were issued in connection with the reverse stock split. Instead, a holder of common stock who would otherwise be entitled to a fraction of a share was, in lieu thereof, entitled to receive a whole share of common stock , and beneficial owners (held in street name also received whole shares in a round up of any fractional shares) .

As a result of the 1 : 100 forward stock split described above, the number of issued and outstanding shares of the Company’s common stock was increased to 1,647,200 after adjustments for fractional shares at the beneficial owner level at DTCC which resulted in 65,700 shares of balancing for fractional shares .

Description of Preferred Stock

No Preferred Stock has been authorized as of the date of this Form 10 registration statement.

Transfer Agent

Our transfer agent is Mountain Share Transfer, LLC, 2030 Powers Ferry Rd., SE, #212, Atlanta, GA 30339. Their telephone number is 404-474-3110.

ITEM 12: INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Delaware General Corporation Law requires us to indemnify officers and directors for any expenses incurred by any officer or director in connection with any actions or proceedings, whether civil, criminal, administrative, or investigative, brought against such officer or director because of his or her status as an officer or director, to the extent that the director or officer has been successful on the merits or otherwise in defense of the action or proceeding. The Delaware General Corporation Law permits a corporation to indemnify an officer or director, even in the absence of an agreement to do so, for expenses incurred in connection with any action or proceeding if such officer or director acted in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of us and such indemnification is authorized by the stockholders, by a quorum of disinterested directors, by independent legal counsel in a written opinion authorized by a majority vote of a quorum of directors consisting of disinterested directors, or by independent legal counsel in a written opinion if a quorum of disinterested directors cannot be obtained.

The Delaware General Corporation Law prohibits indemnification of a director or officer if a final adjudication establishes that the officer's or director's acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and were material to the cause of action. Despite the foregoing limitations on indemnification, the Delaware General Corporation Law may permit an officer or director to apply to the court for approval of indemnification even if the officer or director is adjudged to have committed intentional misconduct, fraud, or a knowing violation of the law.

The Delaware General Corporation Law also provides that indemnification of directors is not permitted for the unlawful payment of distributions, except for those directors registering their dissent to the payment of the distribution.

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According to our bylaws, we are authorized to indemnify its directors to the fullest extent authorized under Delaware subject to certain specified limitations.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and persons controlling us pursuant to the foregoing provisions or otherwise, we are advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 13: FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Our unaudited financial statements for the three and six months ended December 31, 2021 appear at the end of this registration statement on pages F-1 through F-12.

Our audited financial statements for the period March 5, 2021 (Unaudited) through June 30, 2021 appear at the end of this registration statement on pages F-13 though F-26.

ITEM 14: CHANGES IN AND DISAGREEMENTS WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM ON ACCOUNTING AND FINANCIAL DISCLOSURE

On December 17, 2021, we appointed M.S. Madhava Rao, Chartered Accountant, as our independent auditors.

There have been no disagreements with the independent registered public accounting firm regarding accounting and financial disclosure.

ITEM 15: FINANCIAL STATEMENTS AND EXHIBITS

Financial Statements

Our condensed unaudited financial statements for the three and six months ended December 31, 2021 appear at the end of this registration statement on pages F-1 through F-12.

Our audited financial statements for the period from March 5, 2021 to June 30, 2021 appear at the end of this registration statement on pages F-13 though F-26.

Exhibits

See the Exhibit Index following the signature page.

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SIGNATURES

In accordance with Section 12 of the Securities Exchange Act of 1934, the registrant caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.

Vector 21 Holdings, Inc.

Date:	June 1 , 2022	By:	/s/ Calvin D. Smiley, Sr.
Calvin D. Smiley, Sr., Chief Executive Officer and Director (Principal Executive Officer)

Date:	June 1 , 2022	By:	/s/ Calvin D. Smiley, Sr.
Calvin D. Smiley, Sr., Acting Chief Financial Officer and Director (Principal Accounting Officer)

36

Exhibit Index

Copies of the following documents are included as exhibits to this registration statement.

Exhibit No.	Title of Document

3(i).1	Certificate of Incorporation – Vector 21 Holdings, Inc. - 3.5.21 (1)

3(i).2	Certificate of Amendment of Certificate of Incorporation – Vector 21 Holdings, Inc. - 5.11.21 (1)

3(ii).3	Bylaws of Vector 21 Holdings, Inc. (1)

10.1	Amended Agreement and Plan of Merger and Reorganization into a Holding Company Structure – 4.28.21 (1)

10.2	Share Purchase Agreement *

23.1	Consent of Independent Registered Public Accounting Firm *

* Filed Herewith

(1) Incorporated by reference from the exhibits included in the Company’s Registration Statement on Form 10 dated April 10, 2022.

37

VECTOR 21 HOLDINGS, INC.

CONDENSED UNAUDITED FINANCIAL STATEMENTS

FOR THE THREE AND SIX MONTHS ENDED DECEMBER 31, 2021

F-1

VECTOR 21 HOLDINGS, INC.

CONDENSED UNAUDITED FINANCIAL STATEMENTS

C O N T E N T S

PAGE

CONDENSED BALANCE SHEETS AS OF DECEMBER 31, 2021 AND JUNE 30, 2021	F-3

CONDENSED STATEMENTS OF OPERATIONS FOR THE THREE AND SIX MONTHS ENDED DECEMBER 31, 2021 AND 2020	F-4

CONDENSED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT FOR THE THREE AND SIX MONTHS ENDED DECEMBER 31, 2021	F-5

CONDENSED STATEMENTS OF CASH FLOWS FOR THE SIX MONTHS ENDED DECEMBER 31, 2021 AND 2020	F-6

NOTES TO CONDENSED UNAUDITED FINANCIAL STATEMENTS FOR THE THREE AND SIX MONTHS ENDED DECEMBER 31, 2021	F-7 – F-12

F-2

VECTOR 21 HOLDINGS, INC.

Condensed Balance Sheets

	December 31, 2021	June 30, 2021
ASSETS	(Unaudited)	(Audited)
Current assets:
Cash	$—	$—
Prepaid expenses	2,750	—
Total current assets	2,750	—

Total assets	$2,750	$—

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$17,431	$15,412
Loan payable – related party	26,881	1,000
Total current liabilities	44,312	16,412

Total liabilities	44,312	16,412

Commitments and contingencies (Note 6)

Shareholders' Deficit
Common Stock, $0.0001 par value, 500,000,000 shares authorized, 1,697,200 and 1,647,200 shares issued and outstanding, respectively	170	165
Common Stock, $0.0001 par value, 50,000 shares to be issued	—	12,500
Additional Paid in Capital	17,673,072	17,660,577
Accumulated deficit	(17,714,804)	(17,689,654)
Total shareholders' deficit	(41,562)	(16,412)

Total liabilities and shareholders' deficit	$2,750	$—

The accompanying notes are an integral part of these condensed unaudited financial statements.

F-3

VECTOR 21 HOLDINGS, INC.

Condensed Statements of Operations

(unaudited)

	For the Three Months Ended		For the Six Months Ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Revenue	$—	$—	$—	$—

Expenses
General and administrative expenses	19,141	—	25,150	—

Total expenses	19,141	—	25,150	—

Loss from operations	19,141	—	25,150	—

Loss before taxes	(19,141)	—	(25,150)	—

Income tax expense	—	—	—	—

Net loss	$(19,141)	$—	$(25,150)	$—

Net loss per ordinary share: Basic and Diluted	$(0.01)	$—	$(0.01)	$—

Weighted Average Common Shares Outstanding: Basic and Diluted	1,697,200	—	1,697,200	—

The accompanying notes are an integral part of these condensed unaudited financial statements.

F-4

VECTOR 21 HOLDINGS, INC.

STATEMENT OF CHANGES IN SHAREHOLDERS' DEFICIT

	Common Shares				Common Shares To Be Issued		Additional Paid-In	Accumulated
	Shares		Amount		Shares	Amount	Capital	Deficit	Total

Balance of June 30, 2021	1,647,200	*	$165	*	50,000	$12,500	$17,660,577 *	$(17,689,654)	$(16,412)

Issuance of common shares	50,000		5		(50,000)	(12,500)	12,495	—	—

Net loss for the period	—		—		—	—	—	(6,009)	(6,009)

Balance of September 30, 2021	1,697,200		$170		—	—	$17,673,072	$(17,695,663)	$(22,421)

Net loss for the period	—		—		—	—	—	(19,141)	(19,141)

Balance of December 31, 2021	1,697,200		$170		—	$—	$17,673,072	$(17,714,804)	$(41,562)

‘* as retrospectively restated for the 8,000 : 1 reverse stock split and the 1 : 100 forward stock split effective May 13, 2021

The accompanying notes are an integral part of these condensed unaudited financial statements.

F-5

VECTOR 21 HOLDINGS, INC.

Condensed Statements of Cash Flows

(unaudited)

	For the Six	For the Six
	Months Ended	Months Ended
	December 31, 2021	December 31, 2020
Cash flows from operating activities:
Net loss	$(25,150)	$—
Changes in operating assets and liabilities:
Prepaid expenses	(2,750)	—
Accounts payable	2,019	—

Net cash used in operating activities	(25,881)	—

Cash flows from financing activities:
Advances under loan – related party	25,881	—

Net cash provided by financing activities	25,881	—

Net change in cash	—	—

Cash at beginning of period	—	—

Cash at end of period	$—	$—

Supplemental disclosure of non-cash financing activities:
Interest expense paid	$—	$—
Taxes paid	$—	$—

The accompanying notes are an integral part of these condensed unaudited financial statements.

F-6

VECTOR 21 HOLDINGS, INC.

NOTES TO CONDENSED UNAUDITED FINANCIAL STATEMENTS

FOR THE THREE AND SIX MONTHS ENDED DECEMBER 31, 2021

NOTE 1. NATURE OF OPERATIONS

Nature of Business

Vector 21 Holdings, Inc., a Delaware corporation, (“Vector 21”, “the Company”, “We", "Us" or “Our’) is a publicly quoted shell company seeking to merge with an entity with experienced management and opportunities for growth in return for shares of our common stock to create values for our shareholders. No potential merger candidate has been identified at this time.

History

Vector 21 was incorporated in Delaware on March 5, 2021.

Effective April 28, 2021, following a corporate reorganization as described below (‘the Holding Company Reorganization” or ‘the reverse recapitalization”), Vector 21 became the reorganized successor to Momentum Biofuels, Inc., a publicly quoted holding company that ceased trading in 2012.

Reorganization into a Holding Company Structure for Vector 21 Holdings, Inc., reorganization successor to Momentum Biofuels, Inc.

Effective March 10, 2021, Momentum Biofuels, Inc. (“Momentum Biofuels Colorado”), a Colorado corporation, redomiciled to Delaware by merging with its wholly owned subsidiary, Momentum Biofuels, Inc. (“Momentum Biofuels Delaware”), a Delaware corporation.

Momentum Biofuels Colorado ceased to exist as an independent legal entity following its merger with Momentum Biofuels Delaware.

Pursuant to the Delaware Holding Company formation statute, DGCL Section 251(g), Momentum Biofuels Delaware entered into an Agreement and Plan of Merger and Reorganization into a Holding Company with Vector 21 Holdings, Inc. (“Vector 21”) and MBF Ops, Inc. (“MBF Ops.”), both wholly-owned subsidiaries of Momentum Biofuels Delaware, effective April 28, 2021.

The Agreement and Plan of Merger and Reorganization into a Holding Company provided for the merger of Momentum Biofuels Delaware with, and into MBF Ops., with MBF Ops. being the surviving corporation in the merger, as a subsidiary to Vector 21.

Momentum Biofuels Delaware ceased to exist as an independent legal entity following its merger with MBF Ops.

The shareholders of Momentum Biofuels Delaware were converted, by the holding company reorganization, under the Agreement, to shareholders of Vector 21 on a one for one basis pursuant to the Agreement and the Delaware Statute Sec. 251(g).

MBF Ops., the surviving company of the merger with Momentum Biofuels Delaware, became a wholly-owned subsidiary of Vector 21, the holding company.

Disposal of MBF Ops, Inc.

Effective June 28, 2021, Vector 21 disposed of 100% of the issued share capital of its sole subsidiary company, MBF Ops., to an unrelated third party. We made a $1,000 payment in cash and promised to issue 50,000 post-split shares of our common stock to the company (MBF) as capital for the subsidiary company which had no ongoing business or assets and outstanding liabilities of $1,130,842. These shares of common stock have been issued to MBF Ops, Inc. as of the date of these financial statements

The Holding Company Reorganization has been accounted for so as to reflect the fact that both Momentum Biofuels Delaware and Vector 21 were under common control at the date of the Holding Company Reorganization.

F-7

Reverse and Forward Stock Splits

Effective May 13, 2021, we completed:

-	a reverse stock split of our outstanding common stock, $0.0001 par value, on a one (1) post-split share for eight thousand (8,000) pre-split shares basis (and any fractional shares were to be rounded up to next whole share on a beneficial owner basis when DTCC provided information), and subsequently

-	a forward stock split of our post reverse split outstanding common stock, $0.0001 par value, on a one hundred (100) post-split shares for one (1) pre-split share basis.

As a result of the 8,000 : 1 reverse stock split described above, the number of issued and outstanding shares of the Company’s common stock was reduced from 123,224,444 to 15,815 (after adjustments for rounding up of fractional shares at the record owner level). No fractional shares were issued in connection with the reverse stock split. Instead, a holder of common stock who would otherwise be entitled to a fraction of a share was, in lieu thereof, entitled to receive a whole share of common stock, and beneficial owners (held in street name also received whole shares in a round up of any fractional shares).

As a result of the 1 : 100 forward stock split described above, the number of issued and outstanding shares of the Company’s common stock was increased to 1,647,200 after adjustments for fractional shares at the beneficial owner level at DTCC which resulted in 65,700 shares of balancing for fractional shares.

All share numbers in these financial statements have been retrospectively restated to reflect the impact of these reverse and forward stock splits.

Impact of the COVID-19 Pandemic

We have not commenced operations as yet and consequently have not been directly impacted by the Covid-19 outbreak at this time. However, the detrimental effect of the Covid-19 outbreak on the economy as a whole may have a detrimental impact on our ability to raise funding and identify an entity to merge with for the foreseeable future. We are unable to predict with any certainty the ultimate impact Covid-19 outbreak on our plans at this time.

NOTE 2. GOING CONCERN

Our financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. During the six months ended December 31, 2021, we have no ongoing business or income, a net loss of $25,150 and had a shareholders’ deficit of $17,714,804 as of December 31, 2021. These conditions raise substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of these uncertainties. Our ability to continue as a going concern is dependent upon our ability to raise additional debt or equity funding to meet our ongoing operating expenses and ultimately in merging with another entity with experienced management and profitable operations. No assurances can be given that we will be successful in achieving these objectives.

F-8

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The summary of significant accounting policies is presented to assist in the understanding of the financial statements. These policies conform to accounting principles generally accepted in the United States of America and have been consistently applied. The Company has selected June 30 as its financial year end. The Company has not earned any revenue to date.

Interim Financial Statements

The accompanying unaudited interim condensed financial statements have been prepared in accordance with GAAP for interim financial information in accordance with Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. The accompanying condensed financial statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, changes in shareholders’ deficit and cash flows as of December 31, 2021 and for the related periods presented, have been included. The results for the three and six-month periods ended December 31, 2021 are not necessarily indicative of the results of operations for the full year. These financial statements and related footnotes should be read in conjunction with the financial statements and footnotes thereto for the period March 5, 2021 (Inception) to June 30, 2021 included on pages F-1 to F-12 of this Form 10.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

We maintain cash balances in a non-interest-bearing account that currently does not exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with a maturity of three months or less are considered to be cash equivalents. As of December 31, 2021 and June 30, 2021, our cash balance was $0.

Fair Value Measurements

ASC Topic 820, Fair Value Measurements and Disclosures ("ASC 820"), provides a comprehensive framework for measuring fair value and expands disclosures which are required about fair value measurements. Specifically, ASC 820 sets forth a definition of fair value and establishes a hierarchy prioritizing the inputs to valuation techniques, giving the highest priority to quoted prices in active markets for identical assets and liabilities and the lowest priority to unobservable value inputs. ASC 820 defines the hierarchy as follows:

Level 1 – Quoted prices are available in active markets for identical assets or liabilities as of the reported date. The types of assets and liabilities included in Level 1 are highly liquid and actively traded instruments with quoted prices, such as equities listed on the New York Stock Exchange.

Level 2 – Pricing inputs are other than quoted prices in active markets but are either directly or indirectly observable as of the reported date. The types of assets and liabilities in Level 2 are typically either comparable to actively traded securities or contracts or priced with models using highly observable inputs.

Level 3 – Significant inputs to pricing that are unobservable as of the reporting date. The types of assets and liabilities included in Level 3 are those with inputs requiring significant management judgment or estimation, such as complex and subjective models and forecasts used to determine the fair value of financial transmission rights.

Our financial instruments consist of our prepaid expenses, accounts payable and loan payable – related party. The carrying amount of our prepaid expenses, accounts payable and loan payable – related party approximates its fair value because of the short-term maturities of this instrument.

F-9

Related Party Transactions

A related party is generally defined as (i) any person that holds 10% or more of our membership interests including such person's immediate families, (ii) our management, (iii) someone that directly or indirectly controls, is controlled by or is under common control with us, or (iv) anyone who can significantly influence our financial and operating decisions. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties. See Notes 5 below for details of related party transactions in the period presented.

Fixed Assets

We owned no fixed assets as of December 31, 2021 and June 30, 2021.

Leases

The Company determines if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) as assets, operating lease non-current liabilities, and operating lease current liabilities in the Company’s balance sheet. Finance leases are property and equipment, other current liabilities, and other non-current liabilities in the balance sheet.

ROU assets represent the right to use an asset for the lease term and lease liabilities represent the obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at the commencement date based on the present value of lease payments over lease term. As most of the leases don’t provide an implicit rate, the Company generally uses the incremental borrowing rate on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at the commencement date. The operating ROU asset also includes any lease payments made and exclude lease incentives. Lease expense for lease payment is recognized on a straight-line basis over the lease term.

We were not party to any lease transactions since inception through December 31, 2021.

Income Taxes

The provision for income taxes is computed using the asset and liability method, under which deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating losses and tax credit carry-forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates that apply to taxable income in effect for the years in which those tax assets are expected to be realized or settled. We record a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

Uncertain Tax Positions

We evaluate tax positions in a two-step process. We first determine whether it is more likely than not that a tax position will be sustained upon examination, based on the technical merits of the position. If a tax position meets the more-likely-than-not recognition threshold it is then measured to determine the amount of benefit to recognize in the financial statements. The tax position is measured as the largest amount of benefit that is greater than 50% likely of being realized upon ultimate settlement. We classify gross interest and penalties and unrecognized tax benefits that are not expected to result in payment or receipt of cash within one year as long-term liabilities in the financial statements.

Revenue Recognition

Revenues are recognized when control of the promised goods or services are transferred to a customer, in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements:

Step 1: Identify the contract(s) with customers

Step 2: Identify the performance obligations in the contract

Step 3: Determine the transaction price

Step 4: Allocate the transaction price to performance obligations

Step 5: Recognize revenue when the entity satisfies a performance obligation

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At this time, we have not identified specific planned revenue streams.

Since Inception to December 31, 2021, we did not recognize any revenue.

Advertising Costs

We expense advertising costs when advertisements occur.  No advertising costs have been incurred since Inception.

Stock Based Compensation

The cost of equity instruments issued to non-employees in return for goods and services is measured by the grant date fair value of the equity instruments issued. The cost of employee services received in exchange for equity instruments is based on the grant date fair value of the equity instruments issued. The related expense is recognized as services are rendered, goods are received, or vesting periods elapse.

Net Loss per Share Calculation

Basic net loss per common share ("EPS") is computed by dividing loss available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted earnings per share is computed by dividing net income by the weighted average shares outstanding, assuming all dilutive potential common shares were issued. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

No potentially dilutive debt or equity instruments were issued or outstanding during the three and six months ended December 31, 2021 and since Inception.

Recently Accounting Pronouncements

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and do not believe any of these pronouncements will have a material impact on our financial statements.

NOTE 4. ACCOUNTS PAYABLE

As of December 31, 2021 and June 30, 2021, the balance of accounts payable totaled $17,431 and $15,412 respectively.

These balances were owed to the Company’s share transfer agent.

NOTE 5. LOAN PAYABLE – RELATED PARTY

During the six months ended December 31, 2021, one of our directors, who is also our principal shareholder, advanced to us $25,881 by way of a loan to finance our working capital requirements.

The loan is unsecured, interest free and due on demand.

As of December 31, 2021 and June 30, 2021, the loan balance was $26,881 and $1,000 respectively.

NOTE 6. COMMITMENTS & CONTINGENCIES

Legal Proceedings

We were not subject to any legal proceedings during the since inception, and, to the best of our knowledge, no legal proceedings are pending or threatened.

Contractual Obligations

We are not party to any contractual obligations at this time.

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NOTE 7. SHAREHOLDERS’ DEFICIT

Common Stock

As of December 31, 2021, we were authorized to issue 500,000,000 shares of common stock with a par value of $0.0001.

As of June 30, 2021, 1,647,200 shares of common stock were issued and outstanding.

During the six months ended December 31, 2021, the Company issued 50,000 shares we had agreed to issue as part of disposal of MBF Ops.

Accordingly, as of December 31, 2021, 1,700,000 shares of common stock were issued and outstanding

Common Stock to Be Issued

As of June 30, 2021, 50,000 shares of common stock with a value of $12,500 were contracted to be issued as an inducement to the purchaser of MBF Ops, and subsequently were issued during the six months ended December 31, 2021.

As of December 31, 2021, no shares of common stock were contracted to be issued.

NOTE 8. SUBSEQUENT EVENTS

The Company has evaluated subsequent events after December 31, 2021, in accordance with FASB ASC 855 Subsequent Events, through the date of the issuance of these financial statements and has determined there have been no subsequent events for which disclosure is required.

F-12

VECTOR 21 HOLDINGS, INC.

AUDITED FINANCIAL STATEMENTS

FOR THE PERIOD MARCH 5, 2021 TO JUNE 30, 2021

F-13

VECTOR 21 HOLDINGS, INC.

AUDITED FINANCIAL STATEMENTS

FOR THE PERIOD MARCH 5, 2021 (INCEPTION) TO JUNE 30, 2021

C O N T E N T S

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Board of Directors and Shareholders

Vector 21 Holdings, Inc.

9605 and 49th Ave., Suite 200,

Wheat Ridge, CO 80033

Opinion on the financial statements

We audited the accompanying balance sheets of Vector 21 Holdings, Inc. (“the Company”) for the period from March 5, 2021 (inception) through June 30, 2021and the related statements of operations, stockholders’ equity, and cash flows for year then ended and the related notes (collectively referred to as “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company for the period from March 5, 2021 (inception) through June 30, 2021, and the results of its operations and cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The Company’s financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of the liabilities in the normal course of business. The Company has an accumulated deficit of $17,689,654 as of June 30, 2021. These factors as discussed in Note 2 of the financial statements raise substantial doubt about the Company’s ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis of Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits. we are required to obtain an understanding of internal control over financial reporting not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters arising from the current period of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosure that are material to the financial statements and (2) involve especially challenging, subjective, or complex judgements. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit below, providing separate opinions on the critical audit matters or the accounts or disclosures to which they relate.

Related party transactions.

As discussed in Note 5 to the financial statement, the Company has borrowed from related parties an amount $1,000 as of the date of June 30, 2021. The procedure performed to address the matter included: obtaining confirmation from related party.

We have served as the Company’s auditor since 2021.

M. S. Madhava Rao, Chartered Accountant

Bangalore, India

March 2, 2022

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VECTOR 21 HOLDINGS, INC.
BALANCE SHEET

JUNE 30,
2021

ASSETS

Current Assets
Cash and Cash Equivalents	$—

Total Current Assets	—

Total Assets	$—

LIABILITIES AND SHAREHOLDERS' DEFICIT

Current Liabilities
Accounts Payable	$15,412
Loan Payable - Related Party	1,000

Total Current Liabilities	16,412

Total Liabilities	16,412

Commitments and Contingencies (Note 7)	—

Shareholders' Deficit
Common Stock, $0.0001 par value, 500,000,000 shares
authorized, 1,647,200 shares issued and outstanding	165
Common Stock, $0.0001 par value, 50,000 shares to be issued	12,500
Additional Paid in Capital	17,660,577
Accumulated Deficit	(17,689,654)

Total Shareholders' Deficit	(16,412)

Total Liabilities and Shareholders' Deficit	$ (—)

The accompanying notes are an integral part of these audited financial statements

F-16

VECTOR 21 HOLDINGS, INC.
STATEMENT OF OPERATIONS

FOR THE PERIOD
FROM MARCH 5, 2021 (Inception)
TO JUNE 30, 2021

REVENUE	$—

EXPENSES
General and administrative expenses	2,459

Total Expenses	2.459

OPERATING LOSS	(2,459)

OTHER INCOME (EXPENSE)
Gain on sale of subsidiary company	1,117,342
Interest expense	(18,049)

Total Other Income (Expense)	1,099,293

INCOME (LOSS) BEFORE TAXES	1,096,834

TAXES	—

NET INCOME (LOSS)	$1,096,834

Net Income (Loss) per Common Share: Basic and Diluted	$0.67

Weighted Average Common Shares Outstanding: Basic and Diluted	1,647,200 *

‘* as retrospectively restated for the 8,000 : 1 reverse stock split, and the 1 : 100 forward stock split effective May 13, 2021

The accompanying notes are an integral part of these audited financial statements

F-17

VECTOR 21 HOLDINGS, INC.

STATEMENT OF CHANGES IN SHAREHOLDERS' DEFICIT

	Common Shares				Common To Be Shares Issued		Additional Paid-In	Accumulated
	Shares		Amount		Shares	Amount	Capital	Deficit	Total

Balance of March 5, 2021 (Inception)	1,647,200	*	$165	*	—	$—	$17,660,577 *	$(18,786,488)	$(1,125,746)

Shares to be issued as compensation for sale of subsidiary company	—		—		50,000	12,500	—	—	12,500

Net income for the period	—		—			—	—	1,096,834	1,096,834

Balance of June 30, 2021	1,647,200		$165		50,000	$12,500	$17,660,577	$(17,689,654)	$(16,412)

‘* as retrospectively restated for the 8,000 : 1 reverse stock split and the 1 : 100 forward stock split effective May 13, 2021

The accompanying notes are an integral part of these audited financial statements

F-18

VECTOR 21 HOLDINGS, INC.
STATEMENT OF CASH FLOW

FOR THE PERIOD
FROM MARCH 5, 2021 (Inception)
TO JUNE 30, 2021

Cash Flow from Operating Activities:

Net Income	$1,096,834
Adjustments to reconcile net income to
net cash used in operating activities
Gain on disposal of subsidiary company	(1,117,342)

Changes in working capital items: Increase in accounts payable	2,459
Increase in accruals	18,049

Net Cash Used in Operating Activities	0

Net Cash Used in Investing Activities
Payment on disposal of subsidiary company	(1,000)

Net Cash Flow Used in Investing Activities	(1,000)

Net Cash Flow from Financing Activities
Advances under loan payable - related party	1,000

Net Cash Provided by Financing Activities	1,000

Net Change in Cash:	0

Beginning Cash:	$—

Ending Cash:	$—

Supplemental Disclosures of Cash Flow Information:
Cash paid for interest	$—
Cash paid for tax	$—

Non Cash Financing Activities:

50,000 shares of common stock to be issued as compensation for sale of subsidiary company	$12,500
Settlement of liabilities through disposal of subsidiary company	$1,130,842

The accompanying notes are an integral part of these audited financial statements

F-19

VECTOR 21 HOLDINGS, INC.

NOTES TO AUDITED FINANCIAL STATEMENTS

FOR THE PERIOD MARCH 5, 2021 (INCEPTION) TO JUNE 30, 2021

NOTE 1. NATURE OF OPERATIONS

Nature of Business

Vector 21 Holdings, Inc., a Delaware corporation, (“Vector 21”, “the Company”, “We", "Us" or “Our’) is a publicly quoted shell company seeking to merge with an entity with experienced management and opportunities for growth in return for shares of our common stock to create values for our shareholders. No potential merger candidate has been identified at this time.

History

Vector 21 was incorporated in Delaware on March 5, 2021.

Effective April 28, 2021, following a corporate reorganization as described below (‘the Holding Company Reorganization” or ‘the reverse recapitalization”), Vector 21 became the reorganized successor to Momentum Biofuels, Inc., a publicly quoted holding company that ceased trading in 2012.

Reorganization into a Holding Company Structure for Vector 21 Holdings, Inc., reorganization successor to Momentum Biofuels, Inc.

Effective March 10, 2021, Momentum Biofuels, Inc. (“Momentum Biofuels Colorado”), a Colorado corporation, redomiciled to Delaware by merging with its wholly owned subsidiary, Momentum Biofuels, Inc. (“Momentum Biofuels Delaware”), a Delaware corporation.

Momentum Biofuels Colorado ceased to exist as an independent legal entity following its merger with Momentum Biofuels Delaware.

Pursuant to the Delaware Holding Company formation statute, DGCL Section 251(g), Momentum Biofuels Delaware entered into an Agreement and Plan of Merger and Reorganization into a Holding Company with Vector 21 Holdings, Inc. (“Vector 21”) and MBF Ops, Inc. (“MBF Ops.”), both wholly-owned subsidiaries of Momentum Biofuels Delaware, effective April 28, 2021.

The Agreement and Plan of Merger and Reorganization into a Holding Company provided for the merger of Momentum Biofuels Delaware with, and into MBF Ops., with MBF Ops. being the surviving corporation in the merger, as a subsidiary to Vector 21.

Momentum Biofuels Delaware ceased to exist as an independent legal entity following its merger with MBF Ops.

The shareholders of Momentum Biofuels Delaware were converted, by the holding company reorganization, under the Agreement, to shareholders of Vector 21 on a one for one basis pursuant to the Agreement and the Delaware Statute Sec. 251(g).

MBF Ops., the surviving company of the merger with Momentum Biofuels Delaware, became a wholly-owned subsidiary of Vector 21, the holding company.

Vector 21 became the parent holding company resulting under the Agreement, pursuant to Delaware General Corporation Law section 251(g), with its wholly owned subsidiary company, MBF Ops, the surviving company of the merger with Momentum Biofuels Delaware.

As a result of the Holding Company Reorganization, shareholders in the publicly quoted Momentum Biofuels Delaware, formerly the shareholders of Momentum Biofuels Colorado as of the date of the reorganization, became shareholders in the publicly quoted Vector 21.

MBF Ops, being the direct successor by the merger with Momentum Biofuels Delaware, became a subsidiary company of Vector 21.

Disposal of MBF Ops, Inc.

Effective June 28, 2021, Vector 21 disposed of 100% of the issued share capital of its sole subsidiary company, MBF Ops., to an unrelated third party. We made a $1,000 payment in cash and agreed to issue to MBF Ops, Inc. 50,000 post-split shares of our

F-20

common stock as capital for the subsidiary company which had no ongoing business or assets and outstanding liabilities of $1,130,842. These shares of common stock were issued to MBF Ops, Inc. in the first quarter of the 2021 fiscal year.

The Holding Company Reorganization has been accounted for so as to reflect the fact that both Momentum Biofuels Delaware and Vector 21 were under common control at the date of the Holding Company Reorganization.

Reverse and Forward Stock Splits

Effective May 13, 2021, we completed:

-	a reverse stock split of our outstanding common stock, $0.0001 par value, on a one (1) post-split share for eight thousand (8,000) pre-split shares basis (and any fractional shares were to be rounded up to next whole share on a beneficial owner basis when DTCC provided information), and subsequently

-	a forward stock split of our post reverse split outstanding common stock, $0.0001 par value, on a one hundred (100) post-split shares for one (1) pre-split share basis.

As a result of the 8,000 : 1 reverse stock split described above, the number of issued and outstanding shares of the Company’s common stock was reduced from 123,224,444 to 15,815 (after adjustments for rounding up of fractional shares at the record owner level). No fractional shares were issued in connection with the reverse stock split. Instead, a holder of common stock who would otherwise be entitled to a fraction of a share was, in lieu thereof, entitled to receive a whole share of common stock, and beneficial owners (held in street name also received whole shares in a round up of any fractional shares).

As a result of the 1 : 100 forward stock split described above, the number of issued and outstanding shares of the Company’s common stock was increased to 1,647,200 after adjustments for fractional shares at the beneficial owner level at DTCC which resulted in 65,700 shares of balancing for fractional shares.

All share numbers in these financial statements have been retrospectively restated to reflect the impact of these reverse and forward stock splits.

Impact of the COVID-19 Pandemic

We have not commenced operations as yet and consequently have not been directly impacted by the Covid-19 outbreak at this time. However, the detrimental effect of the Covid-19 outbreak on the economy as a whole may have a detrimental impact on our ability to raise funding and identify an entity to merge with for the foreseeable future. We are unable to predict with any certainty the ultimate impact Covid-19 outbreak on our plans at this time.

NOTE 2. GOING CONCERN

Our financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. We have no ongoing business or income and had a shareholders’ deficit of $17,689,654 as of June 30, 2021. These conditions raise substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of these uncertainties. Our ability to continue as a going concern is dependent upon our ability to raise additional debt or equity funding to meet our ongoing operating expenses and ultimately in merging with another entity with experienced management and profitable operations. No assurances can be given that we will be successful in achieving these objectives.

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The summary of significant accounting policies is presented to assist in the understanding of the financial statements. These policies conform to accounting principles generally accepted in the United States of America and have been consistently applied. The Company has selected June 30 as its financial year end. The Company has not earned any revenue to date.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles (“GAAP”) requires management

F-21

to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

We maintain cash balances in a non-interest-bearing account that currently does not exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with a maturity of three months or less are considered to be cash equivalents. As of June 30, 2021, our cash balance was $0.

Fair Value Measurements

ASC Topic 820, Fair Value Measurements and Disclosures ("ASC 820"), provides a comprehensive framework for measuring fair value and expands disclosures which are required about fair value measurements. Specifically, ASC 820 sets forth a definition of fair value and establishes a hierarchy prioritizing the inputs to valuation techniques, giving the highest priority to quoted prices in active markets for identical assets and liabilities and the lowest priority to unobservable value inputs. ASC 820 defines the hierarchy as follows:

Level 1 – Quoted prices are available in active markets for identical assets or liabilities as of the reported date. The types of assets and liabilities included in Level 1 are highly liquid and actively traded instruments with quoted prices, such as equities listed on the New York Stock Exchange.

Level 2 – Pricing inputs are other than quoted prices in active markets but are either directly or indirectly observable as of the reported date. The types of assets and liabilities in Level 2 are typically either comparable to actively traded securities or contracts or priced with models using highly observable inputs.

Level 3 – Significant inputs to pricing that are unobservable as of the reporting date. The types of assets and liabilities included in Level 3 are those with inputs requiring significant management judgment or estimation, such as complex and subjective models and forecasts used to determine the fair value of financial transmission rights.

Our financial instruments consist of our accounts payable and loan payable – related party. The carrying amount of our accounts payable and loan payable – related party approximates its fair value because of the short-term maturities of this instrument.

Related Party Transactions

A related party is generally defined as (i) any person that holds 10% or more of our membership interests including such person's immediate families, (ii) our management, (iii) someone that directly or indirectly controls, is controlled by or is under common control with us, or (iv) anyone who can significantly influence our financial and operating decisions. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties. See Notes 5 below for details of related party transactions in the period presented.

Fixed Assets

We owned no fixed assets as of June 30, 2021.

Leases

The Company determines if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) as assets, operating lease non-current liabilities, and operating lease current liabilities in the Company’s balance sheet. Finance leases are property and equipment, other current liabilities, and other non-current liabilities in the balance sheet.

ROU assets represent the right to use an asset for the lease term and lease liabilities represent the obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at the commencement date based on the present value of lease payments over lease term. As most of the leases don’t provide an implicit rate, the Company generally uses the incremental borrowing rate on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at the commencement date. The operating ROU asset also includes any lease payments made and exclude lease incentives. Lease expense for lease payment is recognized on a straight-line basis over the lease term.

We were not party to any lease transactions during the period from March 5, 2021 (Inception) to June 30, 2021.

F-22

Income Taxes

The provision for income taxes is computed using the asset and liability method, under which deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating losses and tax credit carry-forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates that apply to taxable income in effect for the years in which those tax assets are expected to be realized or settled. We record a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

Uncertain Tax Positions

We evaluate tax positions in a two-step process. We first determine whether it is more likely than not that a tax position will be sustained upon examination, based on the technical merits of the position. If a tax position meets the more-likely-than-not recognition threshold it is then measured to determine the amount of benefit to recognize in the financial statements. The tax position is measured as the largest amount of benefit that is greater than 50% likely of being realized upon ultimate settlement. We classify gross interest and penalties and unrecognized tax benefits that are not expected to result in payment or receipt of cash within one year as long-term liabilities in the financial statements.

Revenue Recognition

Revenues are recognized when control of the promised goods or services are transferred to a customer, in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements:

Step 1: Identify the contract(s) with customers

Step 2: Identify the performance obligations in the contract

Step 3: Determine the transaction price

Step 4: Allocate the transaction price to performance obligations

Step 5: Recognize revenue when the entity satisfies a performance obligation

At this time, we have not identified specific planned revenue streams.

During the period from March 5, 2021 (Inception) to June 30, 2021, we did not recognize any revenue.

Advertising Costs

We expense advertising costs when advertisements occur.  No advertising costs were incurred during the period from March 5, 2021 (Inception) to June 30, 2021.

Stock Based Compensation

The cost of equity instruments issued to non-employees in return for goods and services is measured by the grant date fair value of the equity instruments issued. The cost of employee services received in exchange for equity instruments is based on the grant date fair value of the equity instruments issued. The related expense is recognized as services are rendered, goods are received, or vesting periods elapse.

Net Loss per Share Calculation

Basic net loss per common share ("EPS") is computed by dividing loss available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted earnings per share is computed by dividing net income by the weighted average shares outstanding, assuming all dilutive potential common shares were issued. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

No potentially dilutive debt or equity instruments were issued or outstanding during the period from March 5, 2021 (Inception) to June 30, 2021.

F-23

Recently Accounting Pronouncements

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and do not believe any of these pronouncements will have a material impact on our financial statements.

NOTE 4. GAIN ON DISPOSAL OF SUBSIDIARY COMPANY

Effective June 28, 2021, we disposed of 100% of the issued and outstanding share capital of our subsidiary company, MBF Ops., to an independent third party (the “Purchaser”).

As of the date of sale, MBF Ops. had no ongoing business or operations, no assets and liabilities of $1,130,842. MBF Ops was the surviving corporation of its merger with Momentum Biofuels Delaware, with Momentum Biofuels Delaware in turn being the surviving corporation of its merger Momentum Biofuels Colorado. Momentum Biofuels Colorado had ceased all activities in 2012, had no assets and outstanding liabilities of $1,130,842 relating to legal judgments against the Company and related accrued interest.

As an inducement for the Purchaser to acquire MBF Ops., a dormant, non-trading shell company with liabilities of 1,130,842, we paid the Purchaser $1,000 in cash and agreed to issue to MBF Ops, Inc., as capital, 50,000 post-split shares of our common stock, valued at $12,500 based on the publicly quoted share price of our common stock as of the date of the agreement. These shares of common stock were issued to the MBF Ops, Inc. in the first quarter of the 2021 fiscal year.

Accordingly, we recognized a gain of $1,117,342 in respect of the disposal of the subsidiary company as Other Income in our statement of operations.

NOTE 5. LOAN PAYABLE – RELATED PARTY

During the period March 5, 2021 (Inception) to June 30, 2021, one of our directors, who is also our principal shareholder, advanced to us $1,000 by way of a loan to finance our working capital requirements.

The loan is unsecured, interest free and due on demand.

As of June 30, 2021, the balance outstanding under the loan was $1,000.

NOTE 6. INCOME TAXES

On December 22, 2017, the U.S. government enacted comprehensive tax legislation commonly referred to as the Tax Cuts and Jobs Act (the “Tax Act”). The Tax Act makes broad and complex changes to the U.S. tax code that affect fiscal 2018, including, but not limited to requiring a one-time transition tax on certain unrepatriated earnings of foreign subsidiaries that is payable over eight years. The Tax Act also establishes new tax laws that will affect 2018 and later years, including, but not limited to, a reduction of the U.S. federal corporate tax rate from 34% to 21%, a general elimination of U.S. federal income taxes on dividends from foreign subsidiaries, net operating loss deduction limitations, a base erosion, anti-tax abuse tax and a deduction for foreign-derived intangible income and a new provision designed to tax global intangible low-taxed income.

We did not provide any current or deferred US federal income tax provision or benefit for any of the period March 5, 2021 (Inception) to June 30, 2021 as we incurred a tax loss during the period.  When it is more likely than not, that a tax asset cannot be realized through future income, we must record an allowance against any future potential future tax benefit.  We have provided a full valuation allowance against the net deferred tax asset, consisting of net operating loss carry forwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carry forward periods.

The Company has not taken a tax position that, if challenged, would have a material effect on the financial statements for the period March 5, 2021 (Inception) to June 30, 2021 as defined under ASC 740, "Accounting for Income Taxes." We did not recognize any adjustment to the liability for uncertain tax position and therefore did not record any adjustment to the beginning balance of the accumulated deficit on the balance sheet.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes.

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The sources and tax effects of the differences for the periods presented are as follows:

Period from March 5,2021 (Inception) to June 30,2021

Statutory U.S. Federal Income Tax Rate	21%
State Income Taxes	5%
Change in Valuation Allowance	(26)%
Effective Income Tax Rate	0%

A reconciliation of the income taxes computed at the statutory rate is as follows:

Period from March 5, 2021 (Inception) to June 30, 2021

Tax credit (expense) at statutory rate (26%)	$285,177
Non taxable gain on disposal of liabilities of the subsidiary company	(289,326)
Increase in valuation allowance	4,149
Net deferred tax assets	$—

As of June 30, 2021, the Company had a federal net operating loss carryforward of approximately $20,500. The federal net operating loss carryforward do not expire but may only be used against taxable income to 80%. No tax benefit has been reported in the financial statements. The annual offset of this carryforward loss against any future taxable profits may be limited under the provisions of Internal Revenue Code Section 381 upon any future change(s) in control of the Company.

The Company’s 2021 income tax return for the period March 5, 2021 (Inception) to June 30, 2021 is currently open to audit by federal and state jurisdictions

NOTE 7. COMMITMENTS & CONTINGENCIES

Legal Proceedings

We were not subject to any legal proceedings during the period from March 5, 2021 (Inception) to June 30, 2021, and, to the best of our knowledge, no legal proceedings are pending or threatened.

Contractual Obligations

We are not party to any contractual obligations at this time.

NOTE 8. SHAREHOLDERS’ DEFICIT

Common Stock

As of June 30, 2021, we were authorized to issue 500,000,000 shares of common stock with a par value of $0.0001.

As of March 5, 2021 (Inception) 1,581,500 shares of common stock were issued and outstanding to shareholders in our predecessor company with a total par value of $158.

Effective May 13, 2021, we completed:

-	a reverse stock split of our outstanding common stock, $0.0001 par value, on a one (1) post-split share for eight thousand (8,000) pre-split shares basis (and any fractional shares were to be rounded up to next whole share on a beneficial owner basis when DTCC provided information), and subsequently

-	a forward stock split of our post reverse split outstanding common stock, $0.0001 par value, on a one hundred (100)
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post-split shares for one (1) pre-split share basis.

As a result of the 8,000 : 1 reverse stock split described above, the number of issued and outstanding shares of the Company’s common stock was reduced from 123,224,444 to 15,815 (after adjustments for rounding up of fractional shares at the record owner level). No fractional shares were issued in connection with the reverse stock split. Instead, a holder of common stock who would otherwise be entitled to a fraction of a share was, in lieu thereof, entitled to receive a whole share of common stock, and beneficial owners (held in street name also received whole shares in a round up of any fractional shares).

As a result of the 1 : 100 forward stock split described above, the number of issued and outstanding shares of the Company’s common stock was increased to 1,647,200 after adjustments for fractional shares at the beneficial owner level at DTCC which resulted in 65,700 shares of balancing for fractional shares.

All share numbers in these financial statements have been retrospectively restated to reflect the impact of these reverse and forward stock splits.

As of June 30, 2021, 1,647,200 shares of common stock were issued and outstanding.

Common Stock to Be Issued

Effective June 28, 2021, we disposed of 100% of the issued and outstanding share capital of our subsidiary company, MBF Ops., to an independent third party (the “Purchaser”). Before the divestiture we issued 50,000 shares of our common stock to MBF Ops, inc. as capital for the then subsidiary, valued at $12,500 based on the publicly quoted share price of our common stock as of the date of the agreement.

As an inducement for the Purchaser to acquire MBF Ops., a dormant, non-trading shell company with liabilities of $1,130,842, we paid the Purchaser $1,000 in cash. These shares of common stock have not been issued to the Purchaser as of the date of these financial statements

NOTE 9. SUBSEQUENT EVENTS

The Company evaluated subsequent events after June 30, 2021, in accordance with FASB ASC 855 Subsequent Events, through the date of the issuance of these financial statements and has determined there have been no subsequent events for which disclosure.

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